                                                          OMB APPROVAL
                                                  ----------------------------
                                                  OMB Number: 3235-0059
                                                  Expires: August 31, 2004
                                                  Estimated average burden
                                                  hours per response ... 14.73

                                UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
    RULE 14a-6(e)(2))

/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-12

                      THE MAY DEPARTMENT STORES COMPANY
 ------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

 ------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------

    (5) Total fee paid:

    ----------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ----------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    ----------------------------------------------------------------------------

    (3) Filing Party:

    ----------------------------------------------------------------------------

    (4) Date Filed:

    ----------------------------------------------------------------------------


SEC 1913
(02-02) PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

[MAY LOGO]
The May Department Stores Company
611 Olive Street
St. Louis, Missouri 63101-1799

                                      April 24, 2003

Dear Fellow Shareowner:

         It is our privilege to invite you to attend May's 2003 annual meeting of shareowners. We are holding the meeting at 9:00 a.m. (EDT) on Friday, May 23, 2003, at the Grandover Conference Center, 1000 Club Road, Greensboro, North Carolina. The Notice of Annual Meeting and Proxy Statement that follow this letter describe the matters to be voted on during the meeting.

         We are pleased to tell you about a recent change to our board of directors. In January, the board elected Joyce M. Roche, president and chief executive officer of Girls Incorporated, as a member of the board. Her experience as a leader of Girls Incorporated and as a senior marketing executive at Avon, Inc., Revlon, Inc., and Carson, Inc., brings a valuable perspective to the company. Ms. Roche is standing for election at the annual meeting.

         Even if you own only a few shares, we want your shares to be represented at the meeting. We encourage you to read this proxy statement and vote your shares as soon as possible. Again this year, you may vote your shares via the Internet or by telephone. To do so, please follow the instructions on your proxy card. If you vote this year's proxy via the Internet, you may also sign up to receive and view future annual reports and proxy statements electronically on our Web site. The Internet provides a simple, convenient way to receive these documents, and it is cost effective for May. If you have Internet access, we hope you will take advantage of this feature.

         We appreciate your continued confidence in May and look forward to seeing you at the annual meeting. Even if you cannot attend the meeting, your vote is very important to the company. Please return a signed proxy card, or vote your shares over the Internet or by telephone as soon as possible so that your shares are represented at the meeting.


Very truly yours,


/s/ Eugene S. Kahn                               /s/ John L. Dunham

Eugene S. Kahn                                   John L. Dunham
Chairman of the Board and                        President
Chief Executive Officer

TABLE OF CONTENTS

Notice of Annual Meeting of Shareowners........................1
Proxy Statement................................................1
The Election of Directors......................................2
Beneficial Owners..............................................5
Beneficial Ownership of Directors and Executive Officers.......5
Executive Compensation.........................................5
Stock Price Performance.......................................10
Corporate Governance..........................................10
The Board of Directors and Committees of the Board............11
Ratification of the Appointment of Independent Accountants....14
Proposal to Approve an Amendment to May's 1994 Stock
     Incentive Plan...........................................15
Proposal by a Shareowner Concerning a Classified Board........18
General.......................................................18
Appendix A....................................................20




NOTICE OF ANNUAL MEETING OF SHAREOWNERS

The shareowners of The May Department Stores Company, a Delaware corporation, will hold their annual meeting on May 23, 2003, at 9:00 a.m.
(EDT). The meeting will be held at the Grandover Conference Center, 1000 Club Road, Greensboro, North Carolina 27407.

     The proposals for the meeting are:

(a)  the election of five directors;

(b)  the ratification of the appointment of independent accountants;

(c)  a proposal to approve an amendment to May's 1994 Stock Incentive Plan;
     and

(d)  a shareowner proposal concerning a classified board.

     The proxy statement discusses these proposals and contains other information about May. It also explains how you may vote at the annual meeting in person or by proxy. You may take action on additional business at the meeting if it is properly raised.

     The record date for the meeting was March 28, 2003. This means that you must have been a shareowner of record of May's common stock or of May's Employee Stock Ownership Plan preference stock ("ESOP stock") at the close of business on March 28, 2003, in order to vote at the annual meeting.

PROXY STATEMENT

We are providing this proxy statement to shareowners of May common stock and ESOP stock in connection with the board of directors' solicitation of proxies for use at the annual shareowners' meeting and when the meeting reconvenes if it is adjourned or postponed. We began mailing the proxy statement and the enclosed form of proxy on April 24, 2003.

NUMBER OF SHARES OUTSTANDING. You are entitled to one vote for each share of common stock you own. On the record date, the company's voting securities carried 305,774,098 votes and consisted of:

o 288,423,583 shares of common stock, excluding 32,031,911 shares of treasury stock; and

o    513,519 shares of ESOP stock, which carry 17,350,515 votes.

     The owners of shares of common stock and ESOP stock vote together as a single class.

PROXIES AND METHODS OF VOTING. If you own common stock in your own name, you are an "owner of record." This means that you may use the enclosed proxy card to tell the persons named as proxies how to vote your shares. If you fail to vote, the proxies cannot vote your shares at the meeting. If you participate in May's dividend reinvestment plan, the enclosed proxy card includes the shares in your dividend reinvestment plan account.

     If you participate in May's profit sharing plan, you will receive a voting instruction card for the common stock and ESOP stock allocated to your accounts in that plan. The plan trustee will vote your shares in accordance with your instructions and the terms of the plan. If you fail to vote, the trustee will vote your shares in the same proportion as it votes the shares for which it receives instructions from other plan participants. Under the terms of the plan, the trustee must receive your voting instructions by May 16, 2003.

     You have three voting options:

o INTERNET: You can vote via the Internet at the Web address shown on your proxy card (www.proxyvote.com). At that same Web address, you can also sign up to view future proxy statements and annual reports over the Internet instead of receiving paper copies. Internet voting is available 24 hours a day. If you have access to the Internet, we encourage you to vote this way. IF YOU VOTE VIA THE INTERNET, DO NOT RETURN YOUR PROXY CARD.

o TELEPHONE: You can vote by telephone by calling the toll-free number on your proxy card. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. IF YOU VOTE BY TELEPHONE, DO NOT RETURN YOUR PROXY CARD.

o PROXY CARD: You can vote by mail by simply signing, dating, and mailing your proxy card in the postage-paid envelope we have provided.

     If a broker, bank, or other nominee holds your common stock for your benefit but not in your own name, your shares are in "street name." In that case, your bank, broker, or other nominee will send you a voting instruction form to use in voting your shares. The availability of Internet and telephone voting depends on their voting processes. Please follow the instructions on the voting instruction form they send you.

     The named proxies will vote all shares at the meeting that have been properly voted (whether by Internet, telephone, or mail) and not revoked. If you sign and return your proxy card but do not mark your proxy card to tell the proxies how to vote your shares on each proposal, the proxies will vote the way the board of directors recommends in this proxy statement. If action is taken at the meeting on matters that are not described in this proxy statement, the proxies will use their own judgment to determine how to vote your shares. The board of directors recommends a vote:

o    FOR the election of all director nominees;

o    FOR the ratification of the appointment of independent accountants;

o    FOR the approval of the amendment to May's 1994 Stock Incentive Plan; and

o    AGAINST the shareowner proposal concerning a classified board.

     If the annual meeting is interrupted before we have completed our business or adjourned to another date, the proxies will still vote your shares when the meeting resumes, unless you revoke your instructions in the meantime. You may revoke your proxy at any time before its exercise by:

o    sending a written revocation to May's secretary;

o    voting again via the Internet or by telephone;

o signing another proxy card bearing a later date and mailing it so that we receive it prior to the annual meeting; or

o    attending the annual meeting and voting in person.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORTS. This proxy statement and the 2002 annual report are available on our Internet site at www.maycompany.com. You can elect to view future proxy statements and annual reports via the Internet instead of receiving paper copies in the mail.

     If you are a shareowner of record, choosing this option will save May the cost of producing and mailing these documents. Just follow the instructions provided when you vote via the Internet. If you elect to view future proxy statements and annual reports on the Internet, you will receive an email next year containing the Internet address to use to access our proxy statement and annual report. Your choice will remain in effect until you tell us otherwise.

     If you hold your May stock in street name through a broker, bank, or other nominee, check the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet. After you make this choice, you will receive an email next year containing the Internet address to use to access our proxy statement and annual report.

THE ELECTION OF DIRECTORS

Proposal (a) on the accompanying proxy card.

NOMINEES. The board of directors proposes the election of five directors. These five directors, together with the seven directors whose terms continue beyond the annual meeting, will make up the board of directors. Each non-management nominee and the other non-management directors are "independent" directors under May's independence standards described on page 11.

     Unless you indicate otherwise on your proxy card, the proxies will vote your shares FOR the following persons for terms expiring at the annual meeting in the years indicated below and until their successors are elected and qualified:

          2005                            2006
          ----                            ----
     Joyce M. Roche                 John L. Dunham
                                    Russell E. Palmer
                                    Michael R. Quinlan
                                    William P. Stiritz

     Each nominee consented to being nominated and agreed to serve if elected. They will join the following directors whom you elected previously for terms ending at the annual meeting in the years indicated. These directors are not standing for election at this meeting:

          2004                            2005
          ----                            ----
     Eugene S. Kahn                 Marsha J. Evans
     Helene L. Kaplan               Edward E. Whitacre, Jr.
     James M. Kilts                 R. Dean Wolfe
     William D. Perez

     If a nominee becomes unavailable to serve as a director before the meeting, the proxies may vote your shares for any substitute nominee proposed by the board of directors, or the board may reduce the number of directors to be elected.

INFORMATION ABOUT DIRECTORS. Biographies of the directors appear on the following pages, showing:

o    principal occupations during the last five years;

o    ages as of May 23, 2003;

o number of shares of May common stock over which each director had sole or shared voting and investment power as of March 24, 2003; and

o stock units held in each director's deferred compensation plan account as of March 24, 2003.

----------------------------------------------------------------------------
[PHOTO]
EUGENE S. KAHN, director since 1996, age 53

Mr. Kahn, chairman of the board and chief executive officer, joined May in 1990 as president and chief executive officer of G. Fox. He became president and chief executive officer of Filene's in 1992. He became vice chairman of May in March 1996, was appointed executive vice chairman in June 1997, and president and chief executive officer in May 1998. He assumed his current position in May 2001. Mr. Kahn beneficially owns 437,590 shares of common stock and 120,304 deferred stock units, and has the right to acquire an additional 825,216 shares of common stock on or before May 23, 2003.
----------------------------------------------------------------------------
[PHOTO]
JOHN L. DUNHAM, director since 1997, age 56 (standing for election at this meeting)

Mr. Dunham, president, joined May in 1976, and held a number of operations positions in various divisions until 1987, when he was named chairman of Sibley's. He was named chairman of G. Fox in 1989 and was promoted to chairman of May Merchandising Company in 1993. He became executive vice president and chief financial officer in May 1996 and vice chairman and chief financial officer in November 1999. He assumed his current position in May 2001. Mr. Dunham beneficially owns 147,748 shares of common stock and 63,977 deferred stock units, and has the right to acquire an additional 269,032 shares of common stock on or before May 23, 2003.
----------------------------------------------------------------------------
[PHOTO]
MARSHA J. EVANS, director since 1998, age 55

Mrs. Evans has been president and chief executive officer of The American Red Cross since August 2002. Mrs. Evans served as the national executive director of Girl Scouts of the USA from 1998 until she assumed her current position. She served with the United States Navy for 29 years, where she was commissioned ensign in 1968, attaining the designation of rear admiral before retiring in 1997. Prior to retirement, she served as superintendent of the Naval Postgraduate School in Monterey, Calif., and as director of the George C. Marshall European Center for Security Studies. She also serves on the boards of AutoZone, Inc. and Weight Watchers International, Inc. Mrs. Evans beneficially owns 3,000 shares of common stock and 15,533 deferred stock units.
----------------------------------------------------------------------------
[PHOTO]
HELENE L. KAPLAN, director since 1985, age 69

Mrs. Kaplan has been Of Counsel to the law firm of Skadden, Arps, Slate, Meagher & Flom LLP since 1990. She is a director of ExxonMobil Corporation, J.P. Morgan Chase & Co., MetLife, Inc., and Verizon Communications. Mrs. Kaplan also serves as a trustee or director of many nonprofit cultural, educational, and scientific organizations. Mrs. Kaplan beneficially owns 17,504 shares of common stock and 13,119 deferred stock units.
----------------------------------------------------------------------------
[PHOTO]
JAMES M. KILTS, director since 1998, age 55

Mr. Kilts is the chairman and chief executive officer of The Gillette Company. Prior to assuming his position at Gillette in February 2001, he served as president and chief executive officer of Nabisco, Inc. from 1998 to 2000. He held several positions with Philip Morris Companies, Inc., including president of Kraft Foods U.S.A. from 1989 to 1994 and executive vice president-worldwide food of Philip Morris from 1994 to 1997. Mr. Kilts serves on the boards of Delta Air Lines, Inc., Gillette, Whirlpool Corporation, the Grocery Manufacturers of America, and Knox College. Mr. Kilts beneficially owns 4,935 shares of common stock and 16,042 deferred stock units.
----------------------------------------------------------------------------
[PHOTO]
RUSSELL E. PALMER, director since 1984, age 68 (standing for election at this meeting)

Mr. Palmer is the chairman and chief executive officer of The Palmer Group, a corporate investment firm. He is the retired managing director and chief executive officer of Touche Ross International and the retired dean of The Wharton School and Reliance Professor of Management and Private Enterprise at the University of Pennsylvania. Mr. Palmer is also a director of Honeywell International, Safeguard Scientifics, Inc., and Verizon Communications. Mr. Palmer beneficially owns 8,265 shares of common stock and 12,811 deferred stock units.
----------------------------------------------------------------------------

----------------------------------------------------------------------------
[PHOTO]
WILLIAM D. PEREZ, director since 1998, age 55

Mr. Perez is the president and chief executive officer of S.C. Johnson and Son, Inc. He joined S.C. Johnson and Son in 1970 and served as president and chief operating officer of its worldwide consumer products division from 1993 to 1997, when he assumed his present position. Mr. Perez is also a director of Hallmark Cards, Kellogg Company, S.C. Johnson and Son, Inc., and the Grocery Manufacturers of America. Mr. Perez beneficially owns 10,703 shares of common stock.
----------------------------------------------------------------------------
[PHOTO]
MICHAEL R. QUINLAN, director since 1993, age 58 (standing for election at this meeting)

Mr. Quinlan is chairman emeritus of McDonald's Corporation. He joined McDonald's in 1963 and served as chief executive officer from 1987 to 1998 and as chairman from 1990 to 1999. He served as chairman of the executive committee of the board from 1998 to 2002. Mr. Quinlan is also a director of Dun & Bradstreet Corporation and Warren Resources, Inc., is the chairman of the board of trustees of Loyola University Chicago, and is a director of Maryville Academy, Chicago. Mr. Quinlan beneficially owns 5,715 shares of common stock and 11,272 deferred stock units.
----------------------------------------------------------------------------
[PHOTO]
JOYCE M. ROCHE, director since 2003, age 56 (standing for election at this meeting)

Ms. Roche is the president and chief executive officer of Girls Incorporated, a national nonprofit research, education and advocacy organization. Prior to assuming her position at Girls Incorporated in September 2000, Ms. Roche was an independent marketing consultant from 1998 to August 2000. She served as president and chief operating officer of Carson, Inc. from 1996 to 1998 and also held senior marketing positions with Carson, Inc., Revlon, Inc., and Avon, Inc. Ms. Roche is also a director of Anheuser-Busch Companies, Inc., SBC Communications, Inc., and Tupperware Corporation. Ms. Roche beneficially owns 3,200 shares of common stock.
----------------------------------------------------------------------------
[PHOTO]
WILLIAM P. STIRITZ, director since 1983, age 68 (standing for election at this meeting)

Mr. Stiritz is chairman of the boards of Energizer Holdings, Inc. and Ralcorp Holdings, Inc. He served as chairman of the board, chief executive officer, and president of Agribrands International, Inc. from 1998 to May 2001 and as chief executive officer of Ralston Purina Company from 1981 to 1997. Mr. Stiritz is also a director of Ball Corporation and Vail Resorts, Inc. Mr. Stiritz beneficially owns 8,265 shares of common stock and 42,319 deferred stock units.
----------------------------------------------------------------------------
[PHOTO]
EDWARD E. WHITACRE, JR., director since 1989, age 61

Mr. Whitacre is chairman of the board and chief executive officer of SBC Communications Inc. and has served in this capacity since January 1990. He is a director of Anheuser-Busch Companies, Inc., Burlington Northern Santa Fe Corporation, and Emerson Electric Co. Mr. Whitacre beneficially owns 8,265 shares of common stock and 21,454 deferred stock units.
----------------------------------------------------------------------------
[PHOTO]
R. DEAN WOLFE, director since 1997, age 59

Mr. Wolfe, executive vice president of acquisitions and real estate, joined May in 1972. He served as executive vice president of real estate from 1986 to 1996, when he was appointed to his current position. Mr. Wolfe beneficially owns 240,501 shares of common stock and has the right to acquire an additional 274,894 shares of common stock on or before May 23, 2003.
----------------------------------------------------------------------------

BENEFICIAL OWNERS

The following shareowners reported to the Securities and Exchange Commission that they owned more than 5% of our common stock on December 31, 2002. With respect to May's profit sharing plan, ownership is as of the record date.

                                    Number          % of        % of
Name and address                  of Shares      Outstanding    Voting
of beneficial owner                 Owned       Shares Owned    Power
-----------------------------------------------------------------------
Capital Research and              39,533,000        13.7%       12.9%
Management Company
333 South Hope Street
Los Angeles, CA 90071

Dodge & Cox                       30,031,612        10.4%        9.8%
One Sansome Street
35th Floor
San Francisco, CA 94104

AXA Financial, Inc.(1)            24,133,624         8.4%        7.9%
1290 Avenue of the Americas
New York, NY 10104

Barclays Global Investors, NA     16,369,700         5.7%        5.4%
45 Fremont Street
San Francisco, CA 94105

May's Profit Sharing Plan
    Common Stock                  13,247,986         4.6%        4.3%
    ESOP Stock(2)                    513,519         100%        5.7%
-----------------------------------------------------------------------

(1) This information is based on a Schedule 13G filed with the SEC on February 12, 2003, by AXA Financial, Inc. and certain of its affiliates, including Alliance Capital Management L.P., that it had sole voting power over 12,008,934 shares, shared voting power over 2,668,102 shares, and sole dispositive power over 24,133,624 shares.

(2) These shares carry 17,350,515 votes.



BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     Two executive officers named in the summary compensation table on page 7 are not directors of May. Thomas D. Fingleton benefically owns 107,859 shares of common stock and 14,529 deferred stock units, and has the right to acquire an additional 154,493 shares of common stock on or before May 23, 2003. William P. McNamara beneficially owns 86,254 shares of common stock and 38,843 deferred stock units, and has the right to acquire an additional 187,431 shares of common stock on or before May 23, 2003. For the directors who are also May employees, and for Mr. Fingleton and Mr. McNamara, the common stock ownership numbers also reflect interests in shares owned by our profit sharing plan. No director or executive officer beneficially owns any preferred stock of May other than ESOP stock owned by the profit sharing plan.

     May's 24 executive officers and directors as a group:

o had sole voting and investment power as of March 24, 2003, over 1,312,441 shares of May common stock, less than 1% of the outstanding shares;

o had 450,439 stock units in deferred compensation plan accounts as of March 24, 2003; and

o have the right to acquire sole or shared voting and investment power over 2,035,168 shares of May common stock on or before May 23, 2003.

     These numbers include the shares owned by Mr. Fingleton, Mr. McNamara, and those reported in the biographies on pages 3 and 4.



EXECUTIVE COMPENSATION

PROFIT SHARING PLAN. Associates at least age 21, with one year of service and at least 1,000 hours of paid employment, may participate in our profit sharing plan. During 2002, 64,403 associates invested $99.3 million in the plan. Of this amount, $39.6 million was invested in May common stock. In addition, we added $28.0 million of May common stock and ESOP stock to associates' accounts as a result of the plan's matching formula.

     The plan links its benefits to the company's performance each year and to the value of the common stock. Generally, we match up to the first 5% of pay for each pay period that an associate invests in the plan. In 2002, our associates made $60.3 million of "matchable" contributions to the plan. The effective matching rate for 2002 was 46.4%. The effective matching rate has averaged 81.5% over the last five years.

RETIREMENT PLANS. We have a noncontributory retirement plan that covers associates at least age 21 who are paid for 1,000 or more hours per year.

     In addition, we have a supplementary retirement plan that covers associates who, at one time, had compensation in a calendar year equal to twice the amount of "wages" then subject to the payment of old age, survivor, and disability insurance Social Security taxes. Participants become entitled to a single life annuity retirement benefit equal to:

o 2% of the average of the participant's highest three out of five fiscal years of final annual salary and bonus multiplied by their years of service, up to a maximum of 25 years, reduced by

o primary Social Security benefits, company-provided benefits under our retirement and profit sharing plans, and, if appropriate, amounts to reflect early retirement.

     The minimum benefit under the plan is the amount of company-provided benefits that would be payable under our retirement and profit sharing plans determined without regard to any statutory limits, less the amount of these benefits actually payable under those plans. If there is a change in control, as defined in the plan, the supplementary retirement plan provides that vesting would be accelerated in limited circumstances and benefits would not be forfeitable.

     The expense for our retirement plans for fiscal 2002 for all associates totaled $72 million.

     The following table shows the estimated aggregate annual benefits payable under these retirement plans to eligible associates in specified compensation and years of service classifications, assuming normal retirement at age 65 in 2002. The named executive officers had, as of December 31, 2002, the following years of service for purposes of the retirement plans: Eugene S. Kahn, 12 years; John L. Dunham, 26 years; R. Dean Wolfe, 30 years; William P. McNamara, 30 years; and Thomas D. Fingleton, 24 years.

-------------------------------------------------------------------------
                             PENSION PLAN TABLE
  Average                     Years of Service
  Annual     ------------------------------------------------------------
 Earnings       10         15           20            25         30
-------------------------------------------------------------------------
$1,000,000   $163,632   $249,758   $  324,487   $   364,105   $305,320
 1,200,000    201,410    306,426      399,699       447,611    377,070
 1,300,000    220,300    334,760      437,477       489,923    413,506
 1,600,000    276,968    419,762      550,813       616,865    522,809
 1,900,000    333,635    504,764      664,149       743,805    632,116
 2,200,000    390,303    589,765      777,484       870,747    741,422
 2,500,000    446,971    674,767      890,820       997,687    850,727
 2,800,000    503,639    759,769    1,004,156     1,124,628    962,402
-------------------------------------------------------------------------

PERFORMANCE-BASED BONUS PLANS. We have three performance-based bonus plans that cover approximately 3,450 associates. Each plan links a major portion of the associates' potential total pay to the associates' performance and to May's performance.

     The plan for corporate executives applied to 10 individuals in 2002, including the five executive officers named in the summary compensation table on page 7. The plan for company principals applies to the 17 presidents, chairmen, and vice chairmen of our operating divisions. Participants in each plan may receive annual cash awards for individual fiscal years and long-term cash awards for three-year, long-term performance periods. These awards are based on:

o attaining earnings per share and return on net assets performance standards relating to May as a whole in the case of the corporate executives' plan, or to the participants' respective divisions in the case of the principals' plan; and

o May's common stock price performance over the long-term performance periods.

     The performance incentive plan applies to approximately 3,400 associates. Participants may receive annual cash awards based upon attaining certain performance measures tailored to the participant's job.

     Participants in the three plans earned approximately $26.4 million for the performance periods ending in fiscal 2002. Amounts awarded under these plans to the named executive officers are reflected in the summary compensation table.

     During fiscal 2002, each of the named executive officers became eligible to receive a potential long-term cash award for the three fiscal years ending in fiscal 2004. The following table shows the maximum long-term cash awards payable for that period.

                          LONG-TERM INCENTIVE PLAN
                         AWARDS IN LAST FISCAL YEAR
-------------------------------------------------------------------
                             Performance               Estimated
                                or Other                 Maximum
                            Period Until          Future Payouts
                              Maturation        Under Non-Stock-
Name                           or Payout     Price-Based Plan(1)
-------------------------------------------------------------------
Eugene S. Kahn               Earned over              $1,359,750
John L. Dunham        three fiscal years                 536,203
R. Dean Wolfe                (2002-2004)                 389,813
William P. McNamara       ending 1/29/05                 359,288
Thomas D. Fingleton                                      331,500
-------------------------------------------------------------------

(1)Payouts may range from $0 to the award values shown above. The estimate above assumes that the individual remains eligible to participate throughout the three-year period, that the maximum performance goals have been met, and that the stock price has increased sufficiently to result in the maximum stock price adjustment.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND CHANGE OF CONTROL ARRANGEMENTS. We have severance agreements with each of the named executive officers. Each agreement provides that the executive is entitled to benefits if a change in control occurs, as defined in the agreement, and he is actually or constructively terminated other than for cause or disability within 24 months following the change in control. In addition, the agreements for Mr. Kahn, Mr. Dunham, and Mr. McNamara provide that each are entitled to benefits if a change in control occurs, and within the 180 days following the change in control, he determines in good faith that as a result of the change in control he cannot execute his duties effectively.

     Benefits under the severance agreements include (1) a lump sum payment equal to three times the sum of base salary at termination or, if greater, base salary immediately prior to the change in control, plus target bonus with maximum share price adjustment for the year in which the change in control occurs; (2) continued medical and life insurance benefits for 36 months; and (3) eligibility for post-retirement life and medical insurance benefits if the executive is within five years of his eligibility date for those benefits.

     Executives who are subject to the insider trading rules of Section 16(b) of the Securities Exchange Act of 1934 would also receive a cash payment in cancellation of their stock options. Mr. Kahn's agreement provides for a tax gross-up payment to ensure that his severance benefits are not subject to net reduction because of excise taxes that are payable under Section 4999 of the Internal Revenue Code. Mr. Dunham's agreement provides for a 50% tax gross-up payment.

     If a change in control is imminent, we have a trust that we will fund to provide these severance benefits. The trust becomes irrevocable when the change in control occurs.

     Each of the named executive officers has a written employment contract. These contracts expire at various dates on or before April 30, 2006.

NAMED EXECUTIVE OFFICER COMPENSATION. Current proxy rules require us to disclose the compensation of certain executive officers in each of the last three fiscal years. The summary compensation table on the following page shows the compensation of those executive officers.

------------------------------------------------------------------------------------------------------------------------------------
                                                     SUMMARY COMPENSATION TABLE

                                              Annual Compensation(1)                  Long-term Compensation
                                           ----------------------------- ---------------------------------------------
                                                                                   Awards(2)(3)             Payouts
                                                                         ----------------------------  ---------------
                                                                           Restricted                      Long-term      All Other
Name and                                                                      Stock          Stock         Incentive       Compen-
Principal Position                 Year      Salary(4)        Bonus(5)       Awards         Options      Payouts(1)(6)     sation(7)
------------------------------------------------------------------------------------------------------------------------------------
Eugene S. Kahn                     2002     $1,487,500        $225,000     $7,088,000       585,000         $103,646        $4,643
Chairman of the Board and          2001     $1,370,833        $190,313     $        0        85,000         $208,558        $4,742
Chief Executive Officer            2000     $1,287,500        $312,000     $        0       127,500         $492,991        $7,847

John L. Dunham                     2002     $  931,250        $ 89,063     $  346,800        60,000         $ 39,551        $4,643
President                          2001     $  847,500        $ 75,469     $2,062,225        50,000         $ 79,549        $4,742
                                   2000     $  752,500        $114,750     $        0        60,000         $166,364        $7,847

R. Dean Wolfe                      2002     $  837,500        $ 63,750     $        0        32,500         $ 29,578        $4,643
Executive Vice President,          2001     $  787,500        $ 60,000     $1,124,850        32,500         $ 68,370        $4,742
Acquisitions and Real Estate       2000     $  741,250        $112,500     $        0        48,750         $175,359        $7,847

William P. McNamara                2002     $  760,000        $ 58,125     $1,213,800        40,000         $ 26,750        $4,643
Vice Chairman                      2001     $  705,000        $ 53,625     $  749,900        40,000         $ 58,198        $4,742
                                   2000     $  675,000        $101,250     $        0        60,000         $138,869        $7,847

Thomas D. Fingleton                2002     $  712,500        $187,455     $        0        32,500         $ 87,545        $4,643
Executive Vice President and       2001     $  680,000        $133,584     $1,124,850        32,500         $141,416        $4,742
Chief Financial Officer            2000     $  625,000        $277,763     $  666,653        43,750         $147,237        $7,847
------------------------------------------------------------------------------------------------------------------------------------

1. Total Cash Compensation. As supplemental information, the following table shows the total cash compensation (Salary, Bonus and Long-term Incentive Payouts) paid to the named executive officers for the fiscal year listed. The table does not reflect certain non-cash compensation made available to the named executive officers for the last three fiscal years because the aggregate amounts of such compensation are below the required disclosure thresholds.

     YEAR          MR. KAHN              MR. DUNHAM              MR. WOLFE              MR. MCNAMARA         MR. FINGLETON
     2002         $1,816,146             $1,059,864              $  930,828               $844,875             $  987,500
     2001         $1,769,704             $1,002,518              $  915,870               $816,823             $  955,000
     2000         $2,092,491             $1,033,614              $1,029,109               $915,119             $1,050,000

2. "Restricted Stock" in the Summary Compensation Table is valued at the closing price of May common stock on the date the shares were granted. Each grant is subject to performance-based or time-based restrictions. Restrictions on performance-based awards are released only if May meets certain earnings performance standards; shares are forfeited in whole or on a pro rata basis if the standards are not achieved. Restrictions on time-based awards are released after specified time periods if the executive continues to be employed by May.

     As of February 1, 2003, the aggregate number and value (at $20.50 per share) of all the performance-based and time-based restricted stock held by the named executive officers was lower than the values at the time of grant:

                      MR. KAHN       MR. DUNHAM               MR. WOLFE           MR. MCNAMARA            MR. FINGLETON
     Shares             237,500          90,000                  45,000                 80,000                 50,000
     Value (from)    $2,434,375        $999,375                $461,250                     $0                $41,000
             (to)    $4,868,750      $1,845,000                $922,500             $1,640,000             $1,025,000

     Each grant described in the table consisted of performance-based restricted stock or a combination of performance-based and time-based restricted stock. Mr. Kahn's 2002 grant may vest 50,000 shares in each of 2004-2007; Mr. Dunham's 2001 grant may vest 5,000 shares in 2002, 10,000 in 2003, 10,000 in 2004 and 30,000 in 2005; Mr. Dunham's 2002
     grant may vest 5,000 shares in each of 2003 and 2004; Mr. Wolfe's 2001 grant may vest 5,000 shares in 2003, 20,000 in 2004 and 5,000 in 2005;
     Mr. McNamara's 2001 grant may vest 5,000 shares in each of 2002 to 2005; Mr. McNamara's 2002 grant may vest 5,000 shares in each of 2003 to 2005 and 20,000 in 2006; Mr. Fingleton's 2000 grant may vest 2,500 shares in each of 2001 to 2003 and 7,500 in each of 2004 and 2005; Mr. Fingleton's 2001 grant may vest 2,500 shares in 2002, 7,500 shares in each of 2003 and 2004 and 12,500 shares in 2005.

     Each named executive officer forfeited all of their shares of performance-based restricted stock that would otherwise have vested in 2003. Each named executive officer forfeited portions of their shares of performance-based restricted stock that would otherwise have vested in 2002.

     Dividends are paid in cash on these shares at the same rate as the dividends received by all shareowners. The common stock ownership numbers on pages 3 through 5 include shares of restricted stock. The plan under which these shares were granted provides that restricted stock grants become fully vested and all restrictions are waived when a change in control, as defined in the plan, occurs.

3. "Stock Options" represent non-qualified 10-year options under our 1987 stock option plan and the 1994 Stock Incentive Plan. The plans provide that all outstanding options become fully exercisable upon the occurrence of a change in control, as defined in the plans.

4. The table reflects salary paid or deferred during the respective fiscal years shown. Annual salary changes normally occur on May 1 of each year.

5. "Bonus" reflects the annual portion of the bonus payable under our executive incentive compensation plan for corporate executives described on page 9. The bonuses were either paid or were deferred under our deferred compensation plan. All deferrals would be distributed to participants in lump sum cash payments immediately following a change in control, as defined in the plan.

6. "Long-term Incentive Payouts" represent the long-term portion of the bonus payable under the executive incentive compensation plan for corporate executives. Such amounts were either paid or deferred under our deferred compensation plan.

7. "All Other Compensation" represents our effective matching allocation to the named individual's accounts in the profit sharing plan.

------------------------------------------------------------------------------------------------------------------------------------
                                                 STOCK OPTION GRANTS IN FISCAL 2002

                                                      Percent of
                                   Options          Total Options           Exercise or         Expiration            Grant Date
Name                              Granted(1)           Granted             Base Price(2)           Date             Present Value(3)
------------------------------------------------------------------------------------------------------------------------------------
Eugene S. Kahn                     500,000               9.7%                $35.3250            02/14/12             $5,565,900
                                    85,000               1.7%                $35.3800            05/08/12             $  959,336
John L. Dunham                      60,000               1.2%                $35.3800            05/08/12             $  677,178
R. Dean Wolfe                       32,500               0.6%                $35.3800            05/08/12             $  366,805
William P. McNamara                 40,000               0.8%                $35.3800            05/08/12             $  451,452
Thomas D. Fingleton                 32,500               0.6%                $35.3800            05/08/12             $  366,805
------------------------------------------------------------------------------------------------------------------------------------

1.   One-fourth of the options become exercisable on May 8th in each of 2003, 2004, 2005, and 2006.

2.   The exercise price is the market price on the option grant date.

3.   We determined the Grant Date Present Values using the Black-Scholes option pricing model. The estimated values under the model are based on assumptions as to variables such as option term, interest rates, stock price volatility, and dividend yield. The actual value, if any, the option holder may realize will depend on the excess of the actual market price of the stock over the exercise price on the date the option is exercised. The Grant Date Present Value calculation is presented in accordance with SEC proxy disclosure requirements, and we have no way to determine whether the Black-Scholes model can properly determine the value of an option. We cannot ensure that the value that may be realized by the option holder will be at or near the value estimated by the Black-Scholes model. The model assumes: (a) a seven-year expected life for the options; (b) an interest rate that represents the interest rate on a
     U.S. Treasury Bond with a maturity date corresponding to that of the option's term; (c) stock price volatility calculated based on daily stock price changes during the year prior to the grant date; and
     (d) dividends at the rate of $0.95 per share, the annual dividend rate with respect to a share of stock on the grant date.

------------------------------------------------------------------------------------------------------------------------------------
                                          AGGREGATED STOCK OPTION EXERCISES IN FISCAL 2002
                                                  AND FISCAL YEAR-END OPTION VALUES

                                                                          Total Number of                   Value of Unexercised
                                   Shares         Total              Unexercised Options Held              In-the-Money Options(2)
                                  Acquired        Gain            --------------------------------     -----------------------------
Name                            on Exercise    Realized(1)          Exercisable     Unexercisable        Exercisable  Unexercisable
------------------------------------------------------------------------------------------------------------------------------------
Eugene S. Kahn                     7,500        $ 26,864              615,216          712,500               $0            $0
John L. Dunham                         0        $      0              225,907          123,125               $0            $0
R. Dean Wolfe                     14,918        $268,190              244,894           78,750               $0            $0
William P. McNamara                    0        $      0              148,681           98,750               $0            $0
Thomas D. Fingleton               11,603        $129,734              124,493           78,750               $0            $0
------------------------------------------------------------------------------------------------------------------------------------

1.   The amounts "realized" reflect the appreciation on the date of exercise (based on the excess of the fair market value of the shares on the date of exercise over the exercise price). However, because the executive officers may keep the shares they acquired upon the exercise of the option (or sell them at different prices), these amounts do not reflect cash realized upon the sale of those shares.

2.   "In-the-Money Options" are options outstanding at the end of the last fiscal year for which the fair market value of May common stock at the end of the last fiscal year ($20.50 per share) exceeded the exercise price of the options.
------------------------------------------------------------------------------------------------------------------------------------


                    EXECUTIVE STOCK OWNERSHIP GUIDELINES

We encourage all executives to align their interests with shareowners by making a personal investment in May stock. We adopted minimum stock ownership guidelines in 1994 for our top management group. Executives can satisfy these minimum guidelines through direct stock ownership, profit sharing plan share equivalents, and deferred compensation plan stock units. We expect executives to meet these minimum guidelines within five years of when the guidelines first apply to them.

                                                                           Ownership Guideline
     Executive Level                                                    (Multiple of Base Salary)
     --------------------------------------------------------------------------------------------------
     Chief Executive Officer                                                    5.0 times
     Corporate Senior Management Committee(a)                                   3.5 times
     Presidents, Chairmen and Vice Chairmen of Operating Divisions              2.5 times
     Corporate Executive Vice Presidents and Senior Vice Presidents and the     1.5 times
        Senior Management Committees of Operating Divisions
     --------------------------------------------------------------------------------------------------

     (a) Includes five executive officers. Mr. Kahn, also a member of the senior management committee, is covered by the CEO guideline above.

EXECUTIVE COMPENSATION AND DEVELOPMENT COMMITTEE REPORT. Each member of the Executive Compensation and Development Committee is an "independent", nonmanagement director. We review and approve, among other things, the compensation payable to each of the executive officers named in the summary compensation table.

     Compensation Philosophy. Our basic compensation philosophy is that May's compensation program should:

o    attract, retain, and motivate highly qualified executives;

o    be competitive;

o    align the executive's compensation with the company's objectives; and

o    relate meaningfully to the value created for shareowners.

     Compensation for senior executives is composed of a base salary, bonus opportunities (a significant potential portion of the total compensation) and long-term stock-related incentives. We review compensation based on our compensation philosophy, on company performance, and on competitive practices. As part of our review of competitive pay levels, we look at the base salary levels, annual bonus levels, and long-term related incentives at a broad group of companies, including other retail companies of similar size and complexity to May. We did not target a specific compensation percentage level within the group but, as discussed under the "Additional Information" heading below, we determined that May's current overall compensation program is consistent with and furthers our compensation philosophy.

     Base Salary. We review base salaries annually. They may be increased after our review based on:

o the individual's contribution to the company, including changes in responsibilities;

o    competitive pay levels; and

o    management's recommendations.

     As a result of this overall review, salary rates for the named executives increased on May 1, 2002, an average of 5.8% over the rates in effect at the beginning of fiscal 2002. Note regarding 2003: Salary rates for the named executives will increase on May 1, 2003, an average of 1.6%.

     Bonus Opportunities. May has three performance-based bonus plans covering approximately 3,450 associates. Each plan links a major portion of the associates' potential pay to the associates' performance and to May's performance. The bonus opportunities for the most senior executives and executive officers include both annual and long-term opportunities. Each named executive officer participates in the bonus plan for corporate executives.

     Annual Bonus. For 2002, the named executive officers became eligible for annual bonuses of up to 45% (90% for Mr. Kahn and 56.25% for Mr. Dunham) of base salary. We determined their bonuses based on whether May achieved certain predetermined performance levels (threshold, target or maximum) for
(i) earnings per share (EPS) and (ii) return on net assets (RONA) over the year.

     The annual bonus may be adjusted in two ways:

o    downward, in our discretion; and

o upward or downward, automatically, based on May's performance relative to the EPS and RONA performance of a predetermined group of competitors consisting of Dillard's, Federated Department Stores, J.C. Penney, Kohl's, Nordstrom, Target, and Sears. For both the annual and long-term bonuses, May's relative rank was determined based on publicly available information about the competitor group, adjusted for comparability. Our independent public accountants subjected the information to certain agreed upon procedures.

     While return on equity is the company's principal measure in evaluating its performance for shareowners and its ability to invest shareowners' funds profitably, the bonus plans use RONA in evaluating this element of bonus opportunity to facilitate industry comparisons without having to make adjustments for financial leverage among the competitor group. In 2002:

o    May did not exceed the threshold performance level we set for EPS;

o    May did not exceed the threshold performance level we set for RONA; and

o May's performance, relative to the EPS and RONA performance of the competitor group, resulted in an automatic adjustment to the threshold level for RONA.

     Based on these results, the annual bonus represented 15.0% of base salary for Mr. Kahn, 9.4% of base salary for Mr. Dunham, and 7.5% of base salary for each of the other named executive officers. Mr. Fingleton received an additional 18.8% annual bonus based on a provision in his employment agreement.

     Long-Term Bonus. For the three-fiscal-year period that ended in 2002, the named executive officers became eligible for long-term bonuses of up to 45% (90% for Mr. Kahn and 56.25% for Mr. Dunham) of average base salary. We determined their bonuses based on (a) whether May achieved certain predetermined performance levels (threshold, target or maximum) for (i) compound growth rate for EPS and (ii) average RONA over the three-fiscal-year period, and (b) the change in stock price over the three-fiscal-year period.

     The long-term bonus may be adjusted in two ways:

o    downward, in our discretion; and

o upward or downward, automatically, based on May's performance compared to the EPS and RONA performances of the competitor group, and predetermined levels of changes in May's common stock price over the period.

     For the three-year period that ended with fiscal 2002:

o May's performance did not exceed the threshold performance level set for compound growth for EPS;

o May's performance did not exceed the threshold performance level set for average RONA;

o May's performance, relative to the compound growth for EPS and RONA of the competitor group, merited an adjustment to the threshold level for compound growth for RONA; and

o May's common stock price decreased by 28% over the period, resulting in a 25% decrease in bonus.

     Based on these results, the long-term bonuses awarded for the three-year period that ended with fiscal 2002 represented 7.5% of average base salary for Mr. Kahn, 4.7% of average base salary for Mr. Dunham, and 3.8% of average base salary for each of the other named executive officers. Mr. Fingleton received an additional 8.4% long-term bonus based on a provision in his employment agreement.

     Long-term Stock-Related Incentives. May provides long-term stock-related incentives through stock options and restricted stock. These incentives are designed to attract, retain, and motivate management associates, and relate their compensation directly to May's stock performance. May grants stock options at fair market value on the grant date. They have value to the executive only if May's stock price increases. We establish guidelines for the grant of options for all executives, and we specifically approve any grants to the executive officers. We base the guidelines for annual grants on competitive practices and position levels. We approve restricted stock grants in special circumstances.

     The named executive officers received annual stock option grants in 2002 consistent with normal annual grant levels previously established for them. Mr. Kahn received a special stock option grant of 500,000 shares and a restricted stock grant in conjunction with the extension of his employment agreement. We awarded restricted stock grants to Mr. Dunham and Mr. McNamara based on our assessment that they had made material contributions to May and that their grants would enhance our ability to retain their services. We made no other special option or restricted stock grants to the named executive officers in 2002.

     Additional Information. During 2002, we selected and retained an independent compensation consulting firm to study the compensation of the executive group in May's operating divisions and of the senior management committee in the corporate office. The consultants reviewed May's base salary levels, annual and long-term bonus levels, and long-term incentives compared with the compensation packages of a broad group of companies, including the competitor group and other retail companies of similar size and complexity to May. Based on the consultants' review, we have determined that May's current compensation program, taking into account base compensation, bonus opportunities, and long-term incentive opportunities, is consistent with and furthers our compensation philosophy.

     Tax laws and IRS regulations limit the tax deductibility of executive compensation in excess of $1 million. Certain exceptions permit tax deductions on this compensation, including exceptions for performance-based compensation. Our policy continues to be that May should attempt, whenever reasonably possible, to qualify future compensation to be tax deductible.

Executive Compensation and Development Committee:

Edward E. Whitacre, Jr., Chairman
Russell E. Palmer
Michael R. Quinlan



STOCK PRICE PERFORMANCE

The graph below compares our cumulative total shareowner return on a $100 investment in May common stock at the close of the market on January 31, 1998 (the end of fiscal 1997) against the returns of the S&P 500 stock index and the S&P Retail Department Stores Index.

                  COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
                           MAY, S&P 500 INDEX AND
                     S&P RETAIL DEPARTMENT STORES INDEX

                                  [GRAPH]


                    1997    1998    1999   2000    2001   2002
----------------------------------------------------------------
 May                $100    $117    $ 93   $115    $114   $ 67
 S&P-Dept. Stores*  $100    $ 99    $ 83   $109    $119   $ 82
 S&P-500            $100    $132    $150   $151    $127   $ 98
----------------------------------------------------------------

*The companies included in the S&P Retail Department Stores
Index are Dillard's, Federated, J.C. Penney, Kohl's, May,
Nordstrom, and Sears.



CORPORATE GOVERNANCE

May is committed to good corporate governance. The board has had corporate\ governance standards in place for many years to promote our governance practices, in the form of written board and committee charters. We review our governance standards annually and revise the charters when necessary to respond to changing regulatory requirements and evolving best practices. In evaluating governance choices, our board considers the task to be more than one of form - more than simply adopting procedural rules. Rather, the board considers the task to be one of substance - one of building strong, high-functioning work groups whose members trust and challenge one another and engage directly with senior managers and with each other on critical issues facing the company.

     Over the past year the board and each board committee have reviewed our corporate governance practices in response to the Sarbanes-Oxley Act of 2002, the related SEC rules, and the proposed listing standards of the New York Stock Exchange (NYSE). In most instances, May already had in place procedures that comply with the new requirements. Many of the changes required by Sarbanes-Oxley are being phased in over time and the proposed NYSE rules are not yet effective. As a result, our response to these changes will be an on-going process.

     The board has revised its charter and recast it as the Board of Directors Governance Guidelines. The Governance Guidelines address such matters as director independence, committee membership and structure, meetings and executive sessions, director selection, retirement, and training, among other things. In addition, the board has reviewed and revised the charters for each of its committees.

INDEPENDENCE. May has now, and has had for many years, a majority of directors who are "independent." Under the proposed NYSE rules, a director qualifies as "independent" if the board affirmatively determines that he or she has no material relationship with May, either directly or as a partner, shareowner or officer of an organization that has a relationship with May. To assist it in making determinations of independence, the board has adopted in the Governance Guidelines categorical independence standards, which are more restrictive than the standards proposed by the NYSE. Under our standards, the following relationships are not a bar to an independence finding:

o    ownership, by itself, of a significant amount of May common stock; or

o    affiliation by the director:

     - with a company or firm doing business with May during a fiscal year, when that business accounts for less than 1% of May's and the company's or firm's gross revenues during the year; or

     - with an organization to which May makes charitable contributions during a fiscal year, when May's contributions account for less than 1% of the total contributions to that organization during the year; or

     - with an entity to which May makes payments for property or services, when the rates or charges involved in the transaction are determined by competitive bids, or the transaction involves the rendering of services as a common carrier or public utility, at rates or charges fixed in conformity with law or governmental authority; or

o payments during a fiscal year by May to a law firm with which the director is affiliated (as partner or Of Counsel) for legal services provided to May, so long as:

     - May does not pay fees to the firm for legal services performed by the director or his or her immediate family for May; and

     - the fees paid by May to the firm do not exceed 1% of the firm's gross revenues for the fiscal year.

     Consistent with these standards, the board has determined that each of Mrs. Evans, Mrs. Kaplan, Messrs. Kilts, Palmer, Perez and Quinlan, Ms. Roche, and Messrs. Stiritz and Whitacre are independent.

EXECUTIVE SESSIONS. In the past, May's non-management directors periodically met in executive session without members of management present. Now, under the Governance Guidelines, the non-management directors meet in executive session after each regularly scheduled board meeting. At the beginning of each executive session, the non-management directors designate one or more of its members to preside at that session. The presiding director then will brief the chief executive officer regarding the executive session after the meeting.

OTHER PROVISIONS. The Governance Guidelines also provide that:


o no non-management director shall serve as a director after the annual meeting following the director's 72nd birthday;

o any non-management director who experiences a significant change in occupation, a chief executive officer who leaves the position of chief executive officer, or a director who violates any of May's business and ethics policies should tender a resignation from the board for consideration by the nominating and governance committee;

o any management director, other than the chief executive officer, shall retire from the board when he or she ceases to be employed by May;

o    the board may hire outside consultants and experts as it deems necessary;

o the chief executive officer is encouraged to bring members of management to board meetings from time to time to provide management insight into items being discussed at a meeting, make presentations on matters that involve the manager, and bring managers with significant potential into contact with the board;

o the board will establish committees to assist the board in overseeing the company's affairs;

o with respect to the chief executive officer succession, the board will establish such procedures as it deems necessary or appropriate from time to time, including establishing an ad hoc committee;

o    the board will monitor and review management development efforts;

o all new directors will participate in May's orientation program for new directors;

o each director will participate in continuing education to maintain the necessary level of expertise to perform his or her responsibilities as a director;

o the board will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively; and

o the board will adopt a code of business conduct and ethics for directors, officers and employees (including the chief executive officer, chief financial officer and chief accounting officer) addressing conflicts of interest; corporate opportunities; confidentiality; fair dealing; protection and proper use of company assets; compliance with laws, rules and regulations; and encouraging the reporting of any illegal or unethical behavior. The board will approve all waivers of the code for executive officers and directors; and any such waivers will be disclosed to shareowners.

SHAREOWNER ACCESS. You can view the Board of Directors Governance
Guidelines, the charters for the board committees, and May's Policy on Business Conduct in the corporate governance section of May's Web site at www.maycompany.com.



THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The board of directors held seven meetings during 2002. Each incumbent director attended at least 75% of the aggregate of the total number of:

o board meetings held during the period for which the director held office; and

o meetings held by all board committees on which the director served during the period that the director served.

     Overall, the directors' attendance averaged 96%.

DIRECTOR COMPENSATION. Management directors receive no compensation or fees for serving as a director or for attending board or committee meetings. Non-management directors receive both cash compensation and stock compensation.

     Cash compensation includes:

o a $33,000 annual fee, plus an additional $5,000 fee if the director is a committee chairman;

o    $3,000 for each board meeting attended; and

o    $2,000 for each committee meeting attended.

     Directors may defer all or any portion of their cash compensation under a deferred compensation plan that is substantially similar to our deferred compensation plan for management associates.

     Stock compensation includes:

o a one-time grant of 3,000 shares of restricted common stock upon first being elected to the board. These shares are subject to forfeiture for five years and to restrictions on transferability while the director serves on the board; and

o an annual grant equivalent to $70,000 of restricted common stock, which is not transferable while the director serves on the board. Instead of shares of restricted stock, a director may elect to have $70,000 of deferred stock units credited to his or her account under the deferred compensation plan. Beginning in 2003, a director who has received three annual grants may choose whether to receive this component of compensation in the form of restricted stock or cash.

COMMITTEES. The following table provides current members and meeting information for each of the board committees. The board of directors and the nominating and governance committee have determined that all committee members are "independent" within the meaning of the rules of the New York Stock Exchange.

                                                    Nominating and
Name                 Audit      ECDC**    Finance     Governance
-------------------------------------------------------------------
Mrs. Evans             x                     x
Mrs. Kaplan                                  x*            x
Mr. Kilts              x                                   x
Mr. Palmer             x*         x
Mr. Perez                                    x             x
Mr. Quinlan            x          x
Ms. Roche              x                                   x
Mr. Stiritz                                  x             x*
Mr. Whitacre                      x*         x
-------------------------------------------------------------------
Fiscal 2002 meetings   6          3          2             3
-------------------------------------------------------------------

*Chairman
**Executive Compensation and Development Committee

o    The AUDIT COMMITTEE:

     - appoints or replaces the independent auditor, subject to shareowner ratification, and is directly responsible for the compensation and oversight of the work of the independent auditor;

     - preapproves all auditing services and all non-audit services permitted by applicable law to be performed for the company by the independent auditor including (i) the proposed fees and terms thereof, (ii) the proposed risk assessment process in establishing the scope of the examination, and (iii) the proposed reports to be rendered;

     - reviews the results of the company's quarterly reviews and year-end audit;

     -   reviews and discusses with management and the independent auditor
         (i) the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommends to the board whether the audited financial statements should be included in the company's annual report on Form 10-K and (ii) the quarterly financial statements prior to the filing of the company's quarterly report on Form 10-Q, including the results of the independent auditor's reviews of the quarterly financial statements;

     - discusses with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the company's financial statements, including any significant changes in the selection or application of accounting principles, any major issues as to the adequacy of internal controls, and any special steps adopted in light of material control deficiencies;

     - reviews and discusses reports from the independent auditor on all critical accounting policies and practices to be used; all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management; ramifications of the use of such alternative disclosures and treatments; and the treatment preferred by the independent auditor; and other material written communications to management, such as any management letter or schedule of unadjusted differences;

     - discusses with management the company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies;

     - discusses with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance-sheet structures on our financial statements;

     - discusses with management the company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including risk assessment and risk management policies;

     - discusses with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management;

     - reviews disclosures made to the committee by the CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein, and any fraud involving management or other employees who have a significant role in our internal controls;

     - reviews and evaluates the lead partner of the independent auditor engagement team;

     - obtains and reviews a report from the independent auditor at least annually regarding the independent auditor's internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, any steps taken to deal with any such issues, and all relationships between the independent auditor and the company;

     - evaluates the qualifications, performance, and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence and taking into account the opinions of management and internal auditors, and presents its conclusions with respect to the independent auditor to the board;

     - ensures the rotation of audit partners as required by law, and considers whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent audit firm on a regular basis;

     - reviews and recommends to the board the company's policies for hiring employees or former employees of the independent auditor who participated in any capacity in the audit of the company;

     - discusses with the independent auditor the financial reporting issues and matters of audit quality and consistency on which they consulted their national office;

     - meets with the independent auditor prior to the audit to discuss the planning and staffing of the audit;

     - oversees our internal audit function, including reviewing the coordination between the independent auditor and internal auditors, reviewing the risk assessment process, scopes and procedures of our internal audit work and whether such risk assessment process, scopes and procedures are adequate to attain the internal audit objectives, as determined by management and approved by the committee, reviewing the significant reports to management prepared by the internal audit department and management responses, and discussing with the senior independent audit executive and management the internal audit department responsibilities and budget, the quality and composition of the internal audit staff and any recommended changes in the planned scope of the internal audit;

     - obtains from the independent auditor assurance that Section 10A(b) of the 1934 Act has not been violated;

     - reviews procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

     - discusses with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the company's financial statements or accounting policies;

     - meets with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, if any, that may have a material impact on the company's financial statements or compliance procedures; and

     - reviews annually our policies concerning sensitive payments and conflicts of interest.

o    The EXECUTIVE COMPENSATION AND DEVELOPMENT COMMITTEE:

     - reviews and approves the goals and objectives relevant to CEO compensation, evaluates the CEO's performance, and sets the CEO's compensation level;

     - recommends to the board matters relating to incentive compensation plans and equity-based plans, including reviewing and approving any changes in any stock related plan;

     - reviews and recommends to the board May's overall compensation programs;

     - assures that the board is updated at least annually on management development efforts to ensure development of a pool for adequate and orderly management succession;

     - recommends to the board nominees for all executive officers and for all members of the profit sharing plan committee, the retirement committees, and the long-term disability plan committee; and

     - serves as the "committee" under May's stock option plans, stock appreciation rights plan, executive incentive compensation plan for corporate executives, executive incentive compensation plan for company principals (with power to delegate certain powers to a management committee thereunder in accordance with the terms of the plan), deferred compensation plan, and restricted stock plan for management employees.

o    The FINANCE COMMITTEE reviews and recommends to the board:

     - our financial policies, our long-range financial plans and targets, our capital expenditure program, specific debt and equity placement activities, and financial aspects of proposed acquisitions or divestitures;

     - our external financial relationships and financial public relations and communication programs; and

     - the retirement and profit sharing plans' funding, our investments, and insurance and risk management programs.

o    The NOMINATING AND GOVERNANCE COMMITTEE:

     - recommends to the board nominees for directors and for chairmen and members of committees of the board, including developing criteria for the selection of non-management directors and procedures to solicit and review potential nominees;

     - advises the board with respect to criteria relating to director tenure and non-management director compensation;

     -   oversees the performance of the board and all directors; and

     - takes a leadership role in shaping the corporate governance of the company by developing and reviewing periodically the Board of Directors Governance Guidelines and considering any other corporate governance issues that arise from time to time and developing appropriate recommendations for the board.

     Shareowners wishing to submit nominations for directors should do so in writing to 611 Olive Street, St. Louis, MO 63101-1799, Attention: Secretary. The nominations must comply with the advance notice provisions in our by-laws. You may obtain a copy of the notice procedures from the secretary.

AUDIT COMMITTEE REPORT. The Audit Committee of The May Department Stores Company Board of Directors (the Committee) is composed of independent directors and operates under a written charter adopted by the Board of Directors. The charter is available on the company's Web site at www.maycompany.com.

     Management is responsible for the company's internal controls and preparing the company's consolidated financial statements. The company's independent accountants are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee is responsible for overseeing the conduct of these activities and, subject to shareowner ratification, the appointment of the company's independent accountants. As stated above and in the Committee's charter, the Committee's responsibility is one of oversight. The Committee does not provide any expert or special assurance as to the company's financial statements concerning compliance with laws, regulations or generally accepted accounting principles. In performing its oversight function, the Committee relies, without independent verification, on the information and the representations made by management and the independent auditors.

     The Committee reviewed and discussed the company's consolidated financial statements as of and for the fiscal year ended February 1, 2003, with management and the independent public accountants. Management represented to the Committee that the company's consolidated financial statements were prepared in accordance with generally accepted accounting principles.

     The Committee discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended.

     The Committee received and reviewed the written disclosures and the letter from the independent public accountants required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, and have discussed with the independent public accountants their independence.

     During fiscal year 2002, the company retained its independent public accountants, Deloitte & Touche, to provide audit services of $2.3 million and non-audit services of $0.7 million. The Committee has determined that the nature and extent of non-audit services provided by Deloitte & Touche is compatible with maintaining auditor independence.

     Based on the reviews and discussions referred to above, the Committee recommended to the board of directors that the financial statements referred to above be included in the company's Annual Report on Form 10-K.

Audit Committee Members:

Russell E. Palmer, Chairman         Michael R. Quinlan
Marsha J. Evans                     Joyce M. Roche
James M. Kilts



RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Proposal (b) on the accompanying proxy card.

     The Audit Committee appointed Deloitte & Touche LLP, independent public accountants, as auditors of the company and its subsidiaries for the fiscal year ending January 31, 2004. This appointment is subject to ratification by shareowners at the annual meeting. Unless you direct otherwise, the proxies will vote your shares for the ratification of this appointment. A representative of Deloitte & Touche will attend the meeting to respond to appropriate questions and to make a statement if he so desires.

     For fiscal 2002, the company paid to Deloitte & Touche the following fees (dollars in millions):

                                                          Fees
                                                      ------------
Audit                                                        $2.3
Financial Information Systems
   Design and Implementation                                  0.0
All Other (non-audit services):
   Benefit plan audits and compliance reviews         $0.3
   Corporate tax services                              0.3
   Other attest services                               0.1
   Total non-audit services                                   0.7
                                                             ----
Total fees                                                   $3.0
                                                             ====

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL (B), AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.



PROPOSAL TO APPROVE AN AMENDMENT TO MAY'S 1994 STOCK INCENTIVE PLAN

Proposal (c) on the accompanying proxy card.

     The Executive Compensation and Development Committee (the "ECDC") recommended, and the board of directors adopted and recommends that you approve, amendments to May's 1994 Stock Incentive Plan (the "Plan"). The board originally adopted the Plan on March 18, 1994, and shareowners approved it on May 20, 1994. The amendments would change the following:

o    Term: extend the term of the Plan to March 21, 2013;
     ----

o    New Shares (Aggregate): increase the number of shares available to
     ----------------------
     issue under the Plan by 11.0 million shares (up to 5.0 million of which may be issued pursuant to restricted stock grants);

o    Maximum Options/SARs Per Person: increase the maximum number of stock
     -------------------------------
     options and stock appreciation rights (SARs) that we may grant to an individual participant by 1.3 million shares - from 1.3 million that applied during the first nine years of the Plan to 2.6 million that will apply over the 19-year life of the Plan; and

o    Maximum Restricted Stock Per Year Per Person: increase the maximum
     --------------------------------------------
     number of shares that we may issue to a participant during a year free from restrictions pursuant to a Performance Restricted Stock grant from 82,873 shares to 100,000 shares.

GENERAL. As of March 28, 2003, approximately 2,100 management employees were eligible to participate in the Plan. Absent special circumstances, grants are made each year in accordance with annual grant levels established by the ECDC.

Allocation to Named Executive Officers. Over the life of the Plan, the named executive officers have received approximately 8.7% of the options granted each year.

Expensing Options. In 2002, May announced that it would begin expensing newly granted stock options in accordance with the "fair value method" promulgated by the Financial Accounting Standards Board, beginning in fiscal 2003.

Repricing. The Plan prohibits repricing of stock options. We have not granted an option in exchange for the cancellation of a higher-priced option previously granted to a participant, and we will not do so under the Plan.

Voting Dilution. May currently has options, performance restricted stock, and restricted stock outstanding under the Plan and under two other plans. Some shareowners calculate the "voting dilution" or "overhang" to understand the potential impact of the amendments. The following table shows the voting dilution under two of the more common formulas that shareowners use.

                                           Restricted
(shares in millions)              Options     Stock       Total
--------------------------------------------------------------------
1994 Plan
    Currently outstanding          25.2       1.1          26.3
    Currently available             7.4       (a)           7.4
    NEWLY AUTHORIZED               11.0       (b)          11.0
                                   ----       ---          ----
        Subtotal                   43.6       1.1          44.7

Other plans
    Currently outstanding           0.1       0.1           0.2
    Currently available             0.0       0.2           0.2
                                   ----       ---          ----
    Total                          43.7       1.4          45.1
--------------------------------------------------------------------

(a) 0.7 million of the 7.4 million shares may be issued as restricted stock.
(b) 5.0 million of the 11.0 million shares may be issued as restricted stock.

Common stock outstanding                                  288.3
Common stock outstanding plus common stock equivalents    305.9

Voting dilution based on common stock outstanding
(45.1/[288.3 + 45.1])                                      13.4%

Voting dilution based on common stock outstanding and
common stock equivalents (45.1/[305.9 + 45.1])             12.8%
--------------------------------------------------------------------

Recent Closing Price. The closing price of May common stock on the NYSE on the Record Date was $20.01 per share.

     The text of the Plan, as amended, is in Appendix A. The following brief description of key features of the Plan is only a summary and is qualified in its entirety by reference to the plan document.

PURPOSE. The Plan provides an opportunity for key management employees to acquire an ownership interest in the company, thereby aligning their long-term interests with the long-term interests of shareowners. The board of directors believes that the amendment of the Plan will, among other things, promote shareowners' interests and the interests of the company by aiding May in recruiting and retaining key employees and motivating those employees to exert their best efforts on behalf of the company.

OVERVIEW. The Plan permits May to grant:

o stock options, including both non-qualified stock options and incentive stock options (ISOs) within the meaning of Section 422 of the Internal Revenue Code;

o restricted stock, including Performance Restricted Stock and restricted stock with additional performance-based restrictions; and

o    SARs.

     If any unexercised stock options or SARs expire, terminate, or are surrendered, or if restricted stock is forfeited for any reason, the shares available for distribution with respect to those items will be available again for distribution under the Plan.

ADMINISTRATION. The ECDC administers the Plan. Its members are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended; "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code; and "independent directors" within the meaning of the applicable rules of the New York Stock Exchange. The ECDC:

o determines which management employees are eligible to participate in the Plan and the amounts, times, forms, terms, and conditions of grants under the Plan; and

o establishes guidelines for stock option grants for participants who are not executive officers, so that the company can grant options to those employees consistent with those guidelines.

     In addition, specific ECDC approval is required for:

o    any grants to May's executive officers;

o any stock option grants that are outside of the previously established guidelines; and

o    any restricted stock grants.

NEW PLAN BENEFITS. The awards that will be granted to eligible participants under the Plan will be at the discretion of the ECDC and, therefore, cannot be determined at this time. In 2002, we awarded:

o the named executive officers the stock options shown in the Stock Option Grants table on page 8 and the restricted stock shown in the summary compensation table on page 7;

o the executive officer group (13 individuals, including the five named executive officers) $8,687,675 of restricted stock (247,000 shares) and 541,000 stock options with a grant date present value of $6,074,988; and

o employees other than the executive officer group $6,328,306 of restricted stock (187,250 shares) and 4,290,200 stock options with a grant date present value of $47,497,362.

STOCK OPTIONS. The Plan permits the grant of both incentive and non-qualified stock options. The option price under each option may not be less than 100% of the fair market value of May's common stock on the grant date. We will issue certificates for the shares purchased on the exercise of an option only when the option price is paid in full. The committee will fix the term of each option, but it may not exceed 10 years from the date of grant.

     Rescission or Cancellation. Under the Plan, we may cancel any unexercised options if an employee does any of several things that could harm the company. In addition, if the employee does any of the harmful acts within six months after he or she has exercised an option, we can rescind the exercise and recover any gain recognized by the employee. Harmful acts include engaging in a competing business and disclosing confidential information.

     Repricing. We will not grant an option in exchange for the cancellation of a higher-priced option previously granted to a participant.

SARS. We may grant SARs separately or in tandem with stock options, under terms and conditions established by the committee. However, we have not granted any SARs under the Plan. SARs generally will entitle a participant to receive, in lieu of exercising the related stock option, a payment equal to the excess of the fair market value of each share of common stock covered by the SAR on the exercise date over the exercise price of the SAR. We may make this payment in cash or in shares of common stock, or a combination of both, as determined by the ECDC. SARs granted in tandem with an option terminate upon the termination or exercise of the related option and the exercise of SARs result in the cancellation of the related option.

RESTRICTED STOCK. The ECDC determines when restricted stock will be granted, the times within which the stock will be subject to forfeiture, and all of the other terms and conditions of a grant. Subject to certain restrictions, when a restricted stock grant is made, the participant has all of the benefits of ownership with respect to the shares, including the right to vote the shares and receive dividends. So long as the restrictions are in effect:

o    the shares may not be sold or otherwise disposed of; and

o if the participant's employment terminates for any reason other than death or disability, the participant will forfeit and return to the company any shares subject to restriction as of the termination date.

     Restricted stock granted under the Plan may have performance-based or time-based restrictions.

     Performance Restricted Stock for Named Executive Officers. The named executive officers and other members of the corporate office senior management committee receive special performance-based restricted stock described in the Plan as "Performance Restricted Stock". Restrictions on shares of Performance Restricted Stock which would otherwise be released on a given date will be released only if May meets certain levels of earnings per share performance standards for the appropriate long-term performance period (after adjustment for relative performance rank) under the Executive Incentive Compensation Plan for Corporate Executives. If performance:

o is at or above the "target" level, restrictions are released on 100% of the shares;

o is between the "threshold" and "target" levels, restrictions are released on a pro rata portion of the shares;

o is at the "threshold" level, restrictions are released on 50% of the shares; and

o    is below the "threshold" level, then the shares are forfeited.

No restrictions will be released until the ECDC certifies that the applicable performance levels have been satisfied.

     Performance-Based Restricted Stock. Most restricted stock grants to other executives also have performance-based restrictions. The restrictions on these shares are released only to the extent May meets certain earnings performance standards. For senior management committee members at the store divisions, the standards are based on annual earnings growth objectives for their respective store companies. For corporate office executives other than the named executive officers and senior management committee members, the standards are based on annual earnings per share growth objectives for May. If the performance standards are not achieved, the shares of restricted stock are forfeited in whole or on a pro rata basis based on the level of achievement.

     Time-Based Restricted Stock. In limited circumstances, the ECDC grants time-based restricted stock to executives. Restrictions on time-based restricted stock are released after specified time periods if the executive is still employed by the company.

CHANGES IN CONTROL. The Plan provides that in the event of a change in control of the company, all stock options and SARs become fully exercisable and vested, and the restrictions applicable to any grants of restricted stock will lapse and those shares will be fully vested.

FEDERAL TAX CONSEQUENCES. The grant of an option or SAR or the award of restricted stock does not create taxable income for a participant. The following are generally taxable to participants as ordinary income:

o the excess of the fair market value of common stock acquired over the option price upon the exercise of a non-qualified stock option;

o the amount of cash and the fair market value of any common stock received upon the exercise of an SAR; and

o the fair market value of restricted stock when the shares are no longer subject to the applicable restrictions.

     A participant realizes no taxable income upon the exercise of an ISO. If the participant does not dispose of the shares acquired upon an ISO exercise within two years from the date of grant or within one year after the transfer of such shares to the participant, then, upon the subsequent sale of those shares, any amount realized in excess of the option price will be taxed to the participant as a long-term capital gain and any loss sustained will be a long-term capital loss. If a participant disposes of the shares acquired upon an ISO exercise within two years from the date of grant or within one year after the transfer of such shares to the participant, then the amount of ordinary income taxable to the participant is the lesser of (i) the fair market value of the common stock on the date of exercise less the option price and (ii) the amount realized on disposition less the option price.

     If an amount is taxable to a participant as ordinary income, the company is generally entitled to a corresponding tax deduction for the same amount.

AMENDMENT OR TERMINATION. The Plan will terminate on March 21, 2013. The board of directors may terminate the Plan at any time prior to that date and make any changes in the Plan it deems advisable, except that shareowner approval will be sought when necessary or required by tax, securities, or other laws.

VOTE REQUIRED. The affirmative vote of a majority of the votes cast by shareowners present or represented by proxy and entitled to vote at the annual meeting is required to approve the adoption of the amendments to the Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL (C), AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.


----------------------------------------------------------------------------
                    EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of the end of the fiscal year with respect to May's equity compensation plans (excluding the proposed increase in the shares reserved for issuance under the 1994 Stock Incentive Plan pursuant to Proposal [c]).

                                            (a)                            (b)                               (c)
                                Number of Securities to be                                  Number of Securities Remaining Available
                                  Issued Upon Exercise of       Weighted-Average Exercise      for Future Issuance Under Equity
                                   Outstanding Options,           Price of Outstanding           Compensation Plans (Excluding
Plan Category                      Warrants, and Rights       Options, Warrants, and Rights   Securities Reflected in Column [a])
------------------------------------------------------------------------------------------------------------------------------------
Equity Compensation Plans
Approved by Security Holders           26,473,767(1)                       $34                           7,639,148(2)

Equity Compensation Plans
Not Approved by Security Holders                0                          $ 0                                   0

Total                                  26,473,767                          $34                           7,639,148
------------------------------------------------------------------------------------------------------------------------------------

1. Consists of the 1987 Stock Option Plan (116,857 shares), the 1994 Stock Incentive Plan (26,298,893 shares) and the Restricted Stock Plan for Non-Management Directors (58,017 shares).

2. The number of shares shown includes 7,428,411 reserved for issuance under the 1994 Stock Incentive Plan and 210,737 reserved for issuance under the Restricted Stock Plan for Non-Management Directors. Under the terms of the 1994 Stock Incentive Plan, 691,749 of the shares remaining for issuance may be issued at the discretion of the committee as restricted stock grants or Performance Restricted Stock grants.

PROPOSAL BY A SHAREOWNER CONCERNING A CLASSIFIED BOARD

Proposal (d) on the accompanying proxy card.

     Evelyn Y. Davis, Watergate Office Building, Suite 215, 2600 Virginia Ave., N.W., Washington, D.C. 20037, who owns 300 shares of May common stock, has advised May that she plans to introduce the following resolution at the annual meeting:

     Resolved, that the stockholders of May Department Stores recommend that the Board of Directors take the necessary steps to reinstate the election of directors ANNUALLY, instead of the stagger system which was recently adopted.

     This shareowner has submitted the following statement in support of this resolution:

     Until recently, directors of May were elected annually by all shareholders. The great majority of New York Stock Exchange listed corporations elect all their directors each year. This insures that ALL directors will be more accountable to ALL shareholders each year and to a certain extent prevents the self-perpetuation of the Board. Last year, the owners of 61.6% of shares voting, voted FOR this proposal. If you AGREE, please mark your proxy FOR this resolution.

     THE BOARD OF DIRECTORS OPPOSES THE FOREGOING RESOLUTION. Last year, this proposal received the favorable vote of 49% of our outstanding voting power. We consider this to be a significant expression of shareowner opinion. Consequently, the full board reviewed the proposal, including the recommendations of counsel and other advisors. Following this review, we concluded that the classified board is an important component of May's system of governance and that it continues to be in shareowners' best interests.

     According to a 2002 report by Investor Responsibility Research Center, 62% of the companies in the S&P 500, 65% of the companies in the S&P MidCap, 61% of the companies in the S&P SmallCap, and 63% of the companies in the S&P 1,500 have classified boards. These percentages have not changed significantly in recent years. Our classified board structure has been in place continuously since 1985 and for 76 of our 93 years of existence.

     We believe that a classified board reduces our vulnerability to certain potentially abusive takeover tactics. It encourages potential acquirers to initiate takeover actions through arm's length negotiations with management and the board of directors. The classified board does not preclude unsolicited acquisition proposals but, by eliminating the threat of imminent removal, it positions the incumbent board to act to maximize the value shareowners receive from a potential acquisition.

     We also believe that the classified board structure facilitates continuity and stability of leadership and policymaking, since a majority of the directors at any given time will have prior experience as directors and will be familiar with our business strategies and operations. We firmly believe that directors elected for staggered terms are just as accountable to shareowners as they would be if elected annually.

     For all of the reasons described above, the board of directors continues to believe that the classified system is advantageous to May and to shareowners. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL (D), AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.



GENERAL

VOTE REQUIRED. The presence, in person or by proxy, of the owners of a majority of the votes entitled to be cast by the shareowners entitled to vote at the annual meeting constitutes a quorum. Abstentions and broker nonvotes are counted as present and entitled to vote for quorum purposes. Generally, a nominee may only vote the common stock that it holds for you in accordance with your instructions. However, if the nominee has not received your instructions within 10 days of the meeting, the nominee may vote on matters that the New York Stock Exchange determines are routine. A "broker nonvote" occurs if a nominee cannot vote on a particular matter because it has not received instructions and because the matter is not routine.

     The votes required to approve the respective proposals at the annual meeting are:

o The election of directors requires the affirmative vote of a plurality of the votes cast at the meeting. The five nominees receiving the greatest number of votes will be elected. Abstentions and broker nonvotes are not counted for purposes of the election of directors.

o Approval of each other item requires the affirmative vote of the owners of a majority of the shares present in person or represented by proxy and entitled to vote. An abstention has the effect of a vote against the proposals. A broker nonvote is not counted for purposes of approving these proposals.

OTHER MATTERS. We know of no other matters to be presented at the annual meeting. However, if anyone properly presents other matters for a vote at the meeting, including, among other things, a motion to adjourn the meeting to another time or place, the proxies will vote the shares represented by properly executed proxy cards according to their judgment on those matters.

SOLICITATION OF PROXIES. The accompanying proxy is solicited by the board of directors for use at the May 23, 2003, annual meeting and for use when the meeting reconvenes if it is adjourned or postponed. We will bear the expense of soliciting proxies. Directors, officers, and regular employees of May may solicit proxies personally, from and through registered owners, nominees, and others acting as principals and as intermediaries. They may solicit proxies by any means, including U.S. mail, telephone, facsimile, or electronic mail.

     We have retained D.F. King & Co., Inc. to assist in soliciting proxies for a fee of $19,500, plus out-of-pocket expenses. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to the beneficial owners of our common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 16(a) of the Securities Exchange Act requires executive officers and directors to file reports of holdings and transactions in May common stock with the SEC. Based on a review of copies of reports provided to us, we believe that our executive officers and directors satisfied all reporting requirements for fiscal 2002.

2004 SHAREOWNER PROPOSALS. If you wish to submit a proposal to be included in the proxy statement for the annual shareowners' meeting in 2004, we must receive it on or before December 25, 2003. You should follow the procedures described in Rule 14a-8 of the Securities Exchange Act and send the proposal to our principal executive offices: 611 Olive Street, St. Louis, MO 63101-1799, Attention: Secretary.

     If you wish to bring matters before shareowners at the 2004 annual meeting other than pursuant to the procedures in Rule 14a-8, you must satisfy the following requirements under our by-laws:

o you must notify the secretary in writing between February 7, 2004, and February 22, 2004; and

o    your notice must contain the specific information required by our by-laws.

     We retain discretion to vote proxies on a proposal filed within these deadlines provided (1) we include in the proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion, and (2) the proponent does not issue a proxy statement.

     For a copy of our by-laws, please write our secretary at the address given above.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING. PLEASE FILL OUT, SIGN, DATE, AND RETURN YOUR PROXY CARD, OR VOTE BY THE INTERNET OR BY PHONE AS SOON AS POSSIBLE. WE APPRECIATE YOUR COOPERATION IN GIVING THIS MATTER YOUR IMMEDIATE ATTENTION.

By order of the board of directors.

                                 APPENDIX A
                          1994 STOCK INCENTIVE PLAN
                          (AMENDED MARCH 21, 2003)


I. GENERAL

     1. PURPOSE. The purpose of the Plan is to aid the Company and its Subsidiaries in attracting, retaining, and motivating management employees.

     2. DEFINITIONS. Whenever used herein, the following terms shall have the meanings set forth below:

     a. "Board" means the Board of Directors of the Company.

     b. "Code" means the Internal Revenue Code of 1986, as amended.

     c. "Committee" means a committee designated by the Board, which shall consist of not less than three members of the Board who shall be appointed by and serve at the pleasure of the Board and who shall be "non-employee" directors within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, and who shall be "outside" directors within the meaning of Section 162(m) of the Code.

     d. "Company" means The May Department Stores Company, a Delaware corporation.

     e. "Disability" means a permanent and total disability which enables the Participant to be eligible for and receive a disability benefit under the Federal Social Security Act.

     f. "Fair Market Value" means the average of the high and low prices of the Stock on the New York Stock Exchange on the date in question, or, if no sale or sales of the Stock occurred on such Exchange on that day, the average of the high and low prices of the Stock on the last preceding day when the Stock was sold on the New York Stock Exchange; with respect to a Stock Appreciation Right, the term means the average of the high and low prices of the Stock on the New York Stock Exchange on such date or dates as may be provided in the Stock Appreciation Right Agreement.

     g. "Incentive Stock Option" means an Option granted under the Plan which constitutes and shall be treated as an "incentive stock option" as defined in Section 422 of the Code.

     h. "Non-Qualified Stock Option" means an Option granted under the Plan which shall not constitute or be treated as an Incentive Stock Option.

     i. "Non-Tandem Stock Appreciation Right" means a Right described in
Part III, Section 3.

     j. "Option" means a right or rights to purchase shares of Stock described in Part II.

     k. "Option Agreement" means the agreement between the Company and a Participant evidencing the grant of an Option and containing the terms and conditions, not inconsistent with the Plan, that are applicable to such Option.

     l. "Participant" means an individual to whom an Option or Right is granted or Restricted Stock Grant is made.

     m. "Performance Restricted Stock" means Restricted Stock whose provisions include the restrictions described in Part IV, Section 3(b).

     n. "Plan" means the 1994 Stock Incentive Plan of the Company, as amended from time to time.

     o. "Related Option" means the Option in relation to which a Tandem Stock Appreciation Right is granted.

     p. "Restricted Stock Grant" means a grant described in Part IV.

     q. "Retirement" means retirement as that word is defined in any retirement plan sponsored by the Company or a Subsidiary which is applicable to the Participant.

     r. "Stock" means the Common Stock of the Company.

     s. "Stock Appreciation Right" or "Right" means a right described in
Part III which provides for the payment of an amount in cash or Stock in accordance with such terms and conditions as are provided in the Stock Appreciation Right Agreement applicable to such Right; provided however, that in Part III, Section 2, "Right" shall refer only to a "Tandem Stock Appreciation Right" and that in Part III, Section 3, "Right" shall refer only to a "Non-Tandem Stock Appreciation Right".

     t. "Stock Appreciation Right Agreement" means the agreement between the Company and a Participant evidencing the grant of a Stock Appreciation Right and containing the terms and conditions, not inconsistent with the Plan, that are applicable to such Right.

     u. "Subsidiary" means a subsidiary of the Company or an unincorporated organization controlled, directly or indirectly, by the Company.

     v. "Tandem Stock Appreciation Right" means a Right described in Part III, Section 2.

     3. ADMINISTRATION. The Plan shall be administered by the Committee. Subject to all applicable provisions of the Plan, the Committee is authorized to approve grants of Options or Rights or the making of Restricted Stock Grants in accordance with the Plan, to construe and interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan and to make all determinations and take all actions necessary or advisable for the Plan's administration. The Committee shall act by vote or written consent of a majority of its members. Whenever the Plan authorizes or requires the Committee to take any action, make any determination or decision or form any opinion, then any such action, determination, decision or opinion by or of the Committee shall be in the absolute discretion of the Committee.

     4. SHARES SUBJECT TO THE PLAN.

     (a) Maximum Number of Shares. Stock issued under the Plan shall be treasury shares subject to the following limitations:

         (i) Plan Maximum. The maximum number of shares of Stock which may be issued under the Plan after March 21, 2003, is 44,727,304*, of which no more than 5,691,749 shares may be issued pursuant to Restricted Stock Grants.

         (ii) Participant Maximum. The maximum number of Options and Stock Appreciation Rights which may be granted to any Participant during the term of the Plan is 2,602,853; provided, however, that if a Stock Appreciation Right is issued in substitution for an existing stock option or in tandem with a stock option, then the grant of such a Stock Appreciation Right shall not count against the limit. The maximum number of shares of Stock which may be issued to each Participant free from restrictions pursuant to a grant of Performance Restricted Stock is 100,000 per year.

     (b) Expired Options or Rights. If an Option or Right expires, terminates, ceases to be exercisable or is surrendered without having been exercised in full, then the shares relating to the Option or Right shall, unless the Plan has been terminated, again become available under the Plan.

     (c) Lapse of Restrictions on Restricted Stock. If any shares of Stock shall be returned to the Company pursuant to the provisions of Sections 2 or 3 of Part IV or in the instruments evidencing the making of Restricted Stock Grants, then such shares shall, unless the Plan has been terminated, again become available under the Plan.

     5. PARTICIPANTS. Participants in the Plan shall be determined as follows:

     (a) Eligibility. The individuals who are eligible to receive Options, Rights or Restricted Stock Grants hereunder shall be limited to management employees of the Company and its Subsidiaries (including employees who are directors and/or officers).

     (b) Determination. From time to time the Committee shall, in its sole discretion, but subject to all of the provisions of the Plan, determine which of those eligible employees shall receive Option(s), Stock Appreciation Right(s) or Restricted Stock Grant(s) under the Plan and the size, terms, conditions and/or restrictions of the Option(s), Right(s) or Restricted Stock Grant(s).

     (c) Differing Terms; Effect of Grant. The Committee may approve the grant of Option(s) or Right(s) or the making of Restricted Stock Grant(s) subject to differing terms, conditions and/or restrictions to any eligible employee in any year. The Committee's decision to approve the grant of an

-------------------------------------------------------------------
*Represents the following, as of March 21, 2003:

     Outstanding options/restricted stock    26.3 million
     Available                                7.4 million
     Newly authorized                        11.0 million
                                             ----
     Total                                   44.7 million


Option or Right or the making of a Restricted Stock Grant to an eligible employee in any year shall not require the Committee to approve the grant of an Option or Right or the making of a Restricted Stock Grant to that employee in any other year or to any other employee in any year; nor shall the Committee's decision with respect to the size, terms, conditions and/or restrictions of any Option or Right to be granted to an employee or any Restricted Stock Grant to be made to an employee in any year require the Committee to approve the grant of an Option or Right or the making of a Restricted Stock Grant of the same size or with the same terms, conditions and/or restrictions to that employee in any other year or to any other employee in any year. The Committee shall not be precluded from approving the grant of an Option or Right or the making of a Restricted Stock Grant to any eligible employee solely because such employee may previously have been granted an Option or Right or may previously have received a Restricted Stock Grant.

     6. RIGHTS WITH RESPECT TO SHARES OF STOCK. A Participant who has exercised an Option or Right (payable all or in part in Stock) or to whom a Restricted Stock Grant has been made shall have, after a certificate or certificates for the number of shares of Stock granted have been issued in his name, absolute ownership of such shares including the right to vote the same and receive dividends thereon; provided, however that rights with respect to shares issued in connection with a Restricted Stock Grant shall be subject to the terms, conditions and restrictions described in the Plan and in the instrument evidencing the making of the Restricted Stock Grant to such Participant.

     7. EMPLOYMENT. In the absence of any specific agreement to the contrary, no grant of an Option or Right or making of a Restricted Stock Grant to a Participant under the Plan shall affect any right of the Company or its Subsidiaries to terminate the Participant's employment at any time.

II. OPTIONS

     1. GENERAL. Each employee chosen to receive an Option(s) may be granted an Incentive Stock Option, a Non-Qualified Stock Option or both, subject to the following terms, conditions and restrictions. Each Option granted under the Plan shall be evidenced by an Option Agreement which shall contain such terms and conditions consistent with the Plan as the Committee shall determine; provided, however, that each Option shall satisfy the following requirements and each Incentive Stock Option shall satisfy the requirement of Part II, Section 2:

     (a) Option Price. The option price for each share purchased under any Option shall be specified in the Option Agreement and, subject to the provisions of Part V, Section 3, shall not be less than Fair Market Value on the date the Option is granted; provided, however, that in no event shall the option price per share be less than the par value thereof.

     (b) Option Period.

         (i) General. The period in which an Option may be exercised shall not exceed ten years from the date the Option is granted; provided, however, that the Option may be sooner terminated in accordance with the provisions of this paragraph (b). Subject to the foregoing, the Committee may provide that any Option may be exercised, in whole or in part, at such time or times as the Committee may in its discretion determine.

         (ii) Termination of Employment. If the Participant ceases to be an employee of the Company or a Subsidiary for any reason other than Retirement, Disability, or death, all of such Participant's outstanding Options shall immediately terminate.

         (iii) Retirement or Disability. If a Participant's employment is terminated by Retirement or Disability, the term of any then outstanding Option held by the Participant shall extend for a period specified by the Committee in the agreement pertaining to such Option, and the number of shares in respect of which the Option may be exercised after the Participant's Retirement or Disability shall be determined by the agreement pertaining to such Option; provided, however, that such agreement shall provide that the Committee may cancel the Participant's Option during such period if the Participant's Retirement was without the consent of the Company, or if the Participant engages during such period of Retirement or Disability in employment or activities contrary, in the opinion of the Committee, to the best interests of the Company.

     2. INCENTIVE STOCK OPTIONS. Each Option Agreement evidencing an Incentive Stock Option shall satisfy the requirement that to the extent that the aggregate Fair Market Value of Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under the Plan and all stock option plans of the Company and its Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. For purposes of this Section 2, aggregate Fair Market Value of Stock shall be determined as of the time the Option with respect to such Stock is granted.

     3. DEATH. If a Participant's employment is terminated by death at a time when he or she has not fully exercised any then outstanding Option, or if a Participant dies after Retirement or Disability without having fully exercised any then outstanding Option, the beneficiary designated by the Participant (or, in the absence of such designation, the executors or administrators or legatees or distributees of the Participant's estate) shall have the right to exercise such Option in whole or in part during such period following the Participant's death as is set forth in the Option Agreement. The Company shall prescribe the procedures and requirements for beneficiary designations not inconsistent with this provision and has the right to review and approve such designations.

     4. NONASSIGNABILITY. Each Option shall not be transferable (other than, upon the death of the Participant, by beneficiary designation, by last will and testament or by the laws of descent and distribution) and shall be exercisable during the Participant's lifetime only by the Participant.

     5. PAYMENT FOR STOCK. Full payment in cash or, if the Committee approves, in Stock, for shares purchased shall be made at the time of exercising the Option in whole or in part. No certificates for shares so purchased shall be issued until full payment therefor has been made, and a Participant shall have none of the rights of a shareowner until such certificates are issued to him or her. In addition, if the Committee approves, the Option Agreement may provide that the Participant may elect, on terms set forth in the Option Agreement, to have the Company withhold from the shares of Stock payable to the Participant upon exercise of an Option the number of shares of Stock having a fair market value equal to the amount of any required withholding taxes.

     6. USE OF PROCEEDS. The proceeds received by the Company from the sale of Stock pursuant to the exercise of an Option may be used for general corporate purposes.

     7. RESTRICTIONS UPON EXERCISE OF OPTION. The exercise of each Option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities under any state or Federal law, or that the listing, registration or qualification of any shares otherwise deliverable upon such exercise upon any securities exchange or under any state or Federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares thereunder, then in any such event such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     8. REPRICING PROHIBITED. There shall be no grant of an Option(s) to a Participant in exchange for a Participant's agreement to cancellation of a higher-priced Option(s) that was previously granted to such Participant.

III. STOCK APPRECIATION RIGHTS

     1. GENERAL. Each employee chosen to receive a Stock Appreciation Right(s) may be granted a Tandem Stock Appreciation Right, a Non-Tandem Stock Appreciation Right or both, subject to the following terms, conditions and restrictions and subject to such additional terms, conditions and restrictions as may be determined by the Committee from time to time hereafter; provided however, that no Right shall be subject to additional terms, conditions or restrictions which are more favorable to a Participant than the terms, conditions and restrictions set forth in the Plan.

     2. TANDEM STOCK APPRECIATION RIGHTS. Each Tandem Stock Appreciation Right may be granted only with respect to a share(s) of Stock for which an Option(s) has been granted under the Plan, and may be awarded concurrently with the grant of such Option or at any time thereafter while the Option is outstanding. If the Committee so determines, a Tandem Stock Appreciation Right may also be granted with respect to a share(s) of Stock for which an option has been granted and is outstanding under any other plan of the Company. A Stock Appreciation Right shall be evidenced by a Stock Appreciation Right Agreement which shall contain such terms and conditions (which may include limitations as to the time when such Stock Appreciation Right becomes exercisable and when it ceases to be exercisable that are more restrictive than the limitations applicable to the Related Option(s)) not inconsistent with the Plan as the Committee shall determine; provided, however, that each Tandem Stock Appreciation Right shall satisfy the following requirements:

     (a) Termination of a Right. If the Related Option is exercised, in whole or in part, then the Right with respect to the shares of Stock purchased pursuant to such exercise (but not with respect to any unpurchased shares of Stock) shall terminate as of the date of the exercise. If an unexercised Right is otherwise exercisable on the date that the Related Option expires, and if the Fair Market Value of the shares of Stock with respect to which such Right was granted, determined as of the date of such expiration, exceeds the Option price of such shares, then, notwithstanding
Section 2(b), the Right shall automatically be deemed to have been exercised as of the date of such expiration; otherwise, on the date that the Related Option expires, any outstanding Right related thereto shall be terminated as of the date of such expiration.

     (b) Exercise. Tandem Stock Appreciation Rights may be exercised (i) only at such time or times as, and to the extent that, the Related Options shall be exercisable, (ii) only upon surrender of the Related Options with respect to the shares for which the Rights are then being exercised, and
(iii) subject to the terms and conditions set forth in the Stock Appreciation Right Agreement; provided that no Tandem Stock Appreciation Right may be exercised prior to the expiration of six (6) months from the date of the grant and can only be exercised during the ten-day period beginning on the third business day following the release of the Company's quarterly or annual statement of sales and earnings.

     3. NON-TANDEM STOCK APPRECIATION RIGHTS. Each Non-Tandem Stock Appreciation Right may be granted with respect to a share(s) of Stock or, if the Committee so determines, in exchange for an outstanding Option or an outstanding stock option granted under any other plan of the Company. A Non-Tandem Stock Appreciation Right shall be evidenced by a Stock Appreciation Right Agreement which shall contain such terms and conditions not inconsistent with the Plan as the Committee shall determine; provided, however, that each Non-Tandem Stock Appreciation Right shall satisfy the following requirements:

     (a) Termination of a Right. A Non-Tandem Stock Appreciation Right shall terminate as of the earlier of (i) the date of exercise of such Right, to the extent that it is exercised; or (ii) the termination date specified in the Stock Appreciation Right Agreement. If an unexercised Right is otherwise exercisable on the date that it expires, and if the Fair Market Value of the shares of Stock with respect to which such Right was granted, determined as of the date of such expiration, exceeds the exercise price of such Right (set forth in the Stock Appreciation Right Agreement), then the Right shall automatically be deemed to have been exercised as of the date of such expiration.

     (b) Exercise. Non-Tandem Stock Appreciation Rights may be exercised in accordance with the terms and conditions set forth in the Stock Appreciation Right Agreement; provided that (i) no Non-Tandem Stock Appreciation Right that is payable all or in part in Stock may be exercised prior to the expiration of six (6) months from the date of the grant; (ii) the exercise price of any Non-Tandem Stock Appreciation Right granted in exchange for an outstanding Option or for an outstanding stock option granted under any other plan of the Company shall be the same exercise price as that outstanding Option or option and (iii) the exercise price of any Non-Tandem Stock Appreciation Right not granted in exchange for an outstanding Option or for an outstanding stock option granted under any other plan of the Company shall be the Fair Market Value of the Stock on the date of the grant of the Right(s).

     4. PAYMENT.

     (a) Amount. Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive the excess of the aggregate Fair Market Value of the shares of Stock with respect to which the Right is being exercised (determined as of the date of such exercise) over (i) the aggregate option price of such shares in the case of Tandem Stock
Appreciation Rights; or (ii) the aggregate exercise price (set forth in the Stock Appreciation Right Agreement) in the case of Non-Tandem Stock Appreciation Rights.

     (b) Form. Any amount which becomes payable upon exercise of a Stock Appreciation Right under the Plan shall be paid entirely in cash, entirely in Stock or partly in cash and partly in Stock in accordance with such terms and conditions as are provided in the applicable Stock Appreciation Right Agreement; provided, however, that notwithstanding any provision in any Stock Appreciation Right Agreement, the Committee may determine in its sole and absolute judgment that any amount which may become payable upon exercise of a Right shall be paid entirely in cash.

     5. TERMINATION OF EMPLOYMENT.

     (a) General. If a Participant ceases to be an employee of the Company or of a Subsidiary for any reason other than Retirement, Disability or death, all of such Participant's outstanding Rights shall immediately terminate.

     (b) Retirement or Disability. If a Participant's employment is terminated by Retirement or Disability, the Participant's right to exercise all or any portion of any Right after the date of such Retirement or Disability shall be determined by the provisions of the Stock Appreciation Right Agreement; provided, however, that such Agreement shall provide that the Committee may terminate the Participant's Right prior to the date on which the Right is exercised if the Participant's Retirement was without the consent of the Company, or if the Participant engages during such period of Retirement or Disability in employment or activities contrary, in the opinion of the Committee, to the best interests of the Company.

     (c) Death. If a Participant's employment is terminated by death at a time when the Participant has not fully exercised any then outstanding Rights, or if a Participant dies after Retirement or Disability without having fully exercised any then outstanding Rights, the beneficiary designated by the Participant (or, in the absence of such designation, the executors or administrators or legatees or distributees of the Participant's estate) shall have the right to exercise such Right in whole or in part during such period following the Participant's death as set forth in the Stock Appreciation Right Agreement. The Company shall prescribe the procedures and requirements for beneficiary designations not inconsistent with this provision and has the right to review and approve such designations.

     6. EXPIRATION. If the period in which a Stock Appreciation Right is exercisable expires and the Right has not been exercised, then such Right shall terminate as of the last day on which it was exercisable.

     7. NONASSIGNABILITY. Each Right shall not be transferable (other than, upon the death of the Participant, by beneficiary designation, by last will and testament or by the laws of descent and distribution) and shall be exercisable during the Participant's lifetime only by the Participant.

     8. RESTRICTIONS UPON EXERCISE OF RIGHTS. The exercise of each Right shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities under any state or Federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise, then, in any such event, such exercise shall not be effective unless such withholding, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

IV. RESTRICTED STOCK GRANTS

     1. GENERAL. A Restricted Stock Grant made under the Plan shall contain the following terms, conditions and restrictions and such additional terms, conditions and restrictions as may be determined by the Committee from time to time hereafter; provided, however, that no Restricted Stock Grant shall be subject to additional terms, conditions or restrictions which are more favorable to a Participant than the terms, conditions and restrictions set forth in the Plan.

     2. RESTRICTIONS. Subject to the provisions of Part IV, Section 3, shares of Stock granted to a Participant pursuant to a Restricted Stock
Grant:

         (i) shall not be sold, assigned, conveyed, transferred, pledged, hypothecated, or otherwise disposed of, and

         (ii) shall be returned to the Company forthwith, and all the rights of the Participant to such shares shall immediately terminate without any payment or consideration by the Company, if the Participant's continuous employment with the Company or any Subsidiary shall terminate for any reason, except as provided in Part IV, Section 4. Such return of such Stock shall be accomplished by the Participant's delivering or causing to be delivered to the Secretary or any Assistant Secretary of the Company the certificate(s) for such shares of Stock, accompanied by such endorsement(s) and/or instrument(s) of transfer as may be required by the Secretary or any Assistant Secretary of the Company.

     3. LAPSE OF RESTRICTIONS.

     (a) General. Subject to the provisions of Part IV, Sections 3(b) and 4 and of Part V, Section 4, the restrictions set forth in Part IV, Section 2 shall lapse on such date or dates on or after the first anniversary and on or before the tenth anniversary of the date as of which the Restricted Stock Grant is made, as the Committee shall determine at the time of the Restricted Stock Grant.

     (b) Performance Restricted Stock. If the Committee has designated the Stock covered by a Restricted Stock Grant as Performance Restricted Stock, then the lapse of restrictions set forth in Part IV, Section 2 that would otherwise occur on a specified date shall also be subject to the following:

         (i) if the Company meets or exceeds the Target Long-Term EPS Growth Objective (after adjustment for Relative Performance Rank) for the most recently ended Long-Term Performance Period, then the restrictions that would otherwise lapse on such date shall lapse as to 100% of the shares of such Performance Restricted Stock; and

         (ii) if the Company meets or exceeds the Threshold Long-Term EPS Growth Objective (after adjustment for Relative Performance Rank) but does not meet or exceed the Target Long-Term Growth Objective (after adjustment for Relative Performance Rank) for the most recently ended Long-Term Performance Period, then the restrictions on the shares of Performance Restricted Stock that would otherwise lapse on such date shall lapse as to (i) 50% of such shares plus (ii) 50% of such shares multiplied by a fraction (not less than zero and not greater than one), the numerator of which is the Company's actual Long-Term EPS Growth for the most recently ended Long-Term Performance Period less the Threshold Long-Term EPS Growth Objective for such period and the denominator of which is the Target Long-Term EPS Growth Objective for such period less the Threshold Long-Term EPS Growth Objective for such period, and the remaining shares of Performance Restricted Stock shall immediately forfeit to the Company; and

         (iii) if the Company does not meet or exceed the Threshold Long-Term EPS Objective (after adjustment for Relative Performance
     Rank) for the most recently ended Long-Term Performance Period, then 100% of the shares of such Performance Restricted Stock shall immediately forfeit to the Company.

For purposes of this Section 3(b), the terms Long-Term Performance Period, Relative Performance Rank, Target Long-Term EPS Objective and Threshold Long-Term EPS Objective shall have the same meanings as in the Company's Executive Incentive Compensation Plan for Corporate Executives. No restrictions shall lapse on any Performance Restricted Stock until the Committee certifies, in writing, that the requirements set forth in this
Section 3(b) have been satisfied.

     (c) Forfeiture. All shares of Stock forfeited under this Section 3 shall be returned to the Company forthwith, and all the rights of the Participant to such shares shall immediately terminate without any payment or consideration by the Company.

     4. TERMINATION OF EMPLOYMENT BY REASON OF DEATH OR DISABILITY. If a Participant who has been in the continuous employment of the Company or of a Subsidiary since the date as of which a Restricted Stock Grant was made to such Participant shall, while in such employment, die or become Disabled and such Participant's death or Disability shall occur more than one year after the date as of which the Restricted Stock Grant was made to such Participant, then the restrictions set forth in Part IV, Section 2 shall lapse as to all shares of Restricted Stock granted to such Participant pursuant to such Restricted Stock Grant on the date of such event. A Participant may file a written designation of beneficiary to receive, in the event of the Participant's death, any shares for which restrictions lapse on the date of death. The Company shall prescribe procedures and requirements for beneficiary designations not inconsistent with this provision and has the right to review and approve such designations.

     5. AGREEMENT BY EMPLOYEE REGARDING WITHHOLDING TAXES. Each Participant shall agree that, subject to the provisions of Part IV, Section 6,

         (i) no later than the date as of which the restrictions mentioned in Part IV, Section 2 and in the instrument evidencing the making of the Restricted Stock Grant shall lapse, such Participant will pay to the Company in cash, or, if the Committee approves, in Stock, or make other arrangements satisfactory to the Committee regarding payment of, any Federal, state or local taxes of any kind required by law to be withheld with respect to the shares of Stock subject to such Restricted Stock Grant, and

         (ii) the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any Federal, state or local taxes of any kind required by law to be withheld with respect to the shares of Stock subject to such Restricted Stock Grant.

     6. ELECTION TO RECOGNIZE GROSS INCOME IN THE YEAR OF GRANT. If any Participant properly elects, within thirty (30) days of the date of grant, to include in gross income for Federal income tax purposes an amount equal to the fair market value of the shares of Stock granted on the date of grant, such Participant shall pay to the Company, or make arrangements satisfactory to the Committee to pay to the Company in the year of such grant, any Federal, state or local taxes required to be withheld with respect to such shares. If such Participant shall fail to make such payments, the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the employee any Federal, state or local taxes of any kind required by law to be withheld with respect to such shares.

     7. RESTRICTIVE LEGEND; CERTIFICATES MAY BE HELD IN CUSTODY. Each certificate evidencing shares of Stock granted pursuant to a Restricted Stock Grant shall, (i) if issued to any person other than the Company for safekeeping while the restrictions apply, bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock Grant and (ii) if issued to the Company for safekeeping while the restrictions apply, be noted as restricted on the records of the transfer agent. Any attempt to dispose of such shares of Stock in contravention of such terms, conditions and restrictions shall be ineffective. The Committee may adopt rules which provide that the certificates evidencing such shares may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody, until the restrictions thereon shall have lapsed.

     8. RESTRICTIONS UPON MAKING OF RESTRICTED STOCK GRANTS. The listing upon the New York Stock Exchange or the registration or qualification under any Federal or state law of any shares of Stock to be granted pursuant to Restricted Stock Grants (whether to permit the making of Restricted Stock Grants or the resale or other disposition of any such shares of Stock by or on behalf of the employees receiving such shares) may be necessary or desirable as a condition of or in connection with such Restricted Stock Grants and if, in any such event, the Board in its sole discretion so determines, delivery of the certificates for such shares of Stock shall not be made until such listing, registration or qualification shall have been completed. In such connection, the Company agrees that it will use its best effort to effect any such listing, registration or qualification; provided, however, the Company shall not be required to use its best efforts to effect such registration under the Securities Act of 1933 other than on Form S-8, as presently in effect, or such other forms as may be in effect from time to time calling for information comparable to that presently required to be furnished under Form S-8.

     9. RESTRICTIONS UPON RESALE OF STOCK. If the shares of Stock that have been granted to a Participant pursuant to the terms of the Plan are not registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement, such Participant, if the Committee shall deem it advisable, may be required to represent and agree in writing that
(i) any shares of Stock acquired by such employee pursuant to the Plan will not be sold except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an exemption from registration under said Act and (ii) such Participant is acquiring such shares of Stock for the Participant's own account and not with a view to the distribution thereof.

V. MISCELLANEOUS

     1. EFFECTIVE DATE. The Plan became effective on March 18, 1994, subject to approval by shareowners before March 18, 1995.

     2. DURATION OF PLAN. Unless sooner terminated, the Plan shall remain in effect until March 21, 2013. Termination of the Plan shall not affect any Options or Rights previously granted, which Options or Rights shall remain in effect until exercised, surrendered, or cancelled, or until they have expired, all in accordance with their terms. Termination of the Plan shall not affect any Restricted Stock Grants previously made, or Stock previously granted pursuant to a Restricted Stock Grant; the terms, conditions and restrictions applicable to shares issued pursuant to a Restricted Stock Grant shall remain in effect until such terms, conditions and restrictions shall have lapsed all in accordance with their terms.

     3. CHANGES IN CAPITAL STRUCTURE. In the event that there is any change in the capital structure of the Company through merger, consolidation, reorganization, recapitalization, spin-off or otherwise, or if there shall be any dividend on the Company's Stock, payable in such Stock, or if there shall be a Stock split or a combination of shares, then:

         (i) the number of shares reserved for Options (both in the aggregate and with respect to each Participant) and the number of shares subject to outstanding Options and the price per share of each such Option;

         (ii) the number of shares with respect to which Rights may be exercised (both in the aggregate and with respect to each Participant); and

         (iii) the number of shares of Stock reserved for Restricted Stock Grants under the Plan shall be proportionately adjusted by the Board as it deems equitable, in its absolute discretion, to prevent dilution or enlargement of the rights of a Participant and any shares issued pursuant to such change in capital structure shall be subject to the same terms, conditions and restrictions as the shares of Stock with respect to which newly issued shares are issued. The issuance of Stock for consideration and the issuance of Stock rights shall not be considered a change in the Company's capital structure. No adjustment provided for in this Section 3 shall require the issuance of any fractional share.

     4. CHANGE IN CONTROL. If while unexercised Options, Rights, or Restricted Stock Grants remain outstanding under the Plan:

         (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareowners of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the

     "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;

         (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause
     (i), (iii) or (iv) of this Section) whose election by the Board or nomination for election by the Company's shareowners was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

         (iii) the shareowners of the Company approve a merger or consolidation of the Company with any other Company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

         (iv) the shareowners of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, then (a) from and after the date of the first of the foregoing events to occur, all Options and Rights held by active employees on such date shall be exercisable in full, whether or not otherwise exercisable; and (b) on the date of the first of the foregoing events to occur, the restrictions set forth in Part IV, Section 2 on all outstanding Restricted Stock Grants, including Performance Restricted Stock Grants, shall lapse.

     5. AMENDMENT OR TERMINATION. The Board may, by resolution, amend or terminate the Plan at any time; provided, however, that

     (i) shareowner approval shall be required for any changes to the Plan which would require shareowner approval under the Delaware General Corporation Law, Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or Section 162(m) of the Code; and

     (ii) the Board may not, without the written consent of the Participant, alter, impair or adversely affect any right of such Participant with respect to any Option or Right previously granted or Restricted Stock Grant previously made to such Participant under the Plan except as authorized herein.

Notwithstanding the foregoing, the Board may, by resolution, amend the Plan in any way that it deems necessary or appropriate in order to make income with respect to the Plan deductible for Federal income tax purposes under
Section 162(m) of the Code without regard to the foregoing provisos (i) and
(ii), and any such amendment shall be effective as of such date as is necessary to make such income under the Plan so deductible.

     6. UNFUNDED PLAN. The Plan shall be unfunded. Neither the Company nor the Committee shall be required to segregate any assets that may at any time be represented by Options or Rights under the Plan. Neither the Company nor the Committee shall be deemed to be a trustee of any amounts to be paid under the Plan. Any liability of the Company to any Participant with respect to a right shall be based solely upon any contractual obligations created by the Plan or a Stock Appreciation Right Agreement or Option Agreement; no such obligation shall be deemed to be secured by any pledge or any encumbrance on any property of the Company.

VI. CANCELLATION AND RESCISSION

     1. COMPETITION; CONFIDENTIAL INFORMATION; TERMINATION FOR CAUSE

     (a) Unless an Option Agreement or a Stock Appreciation Right Agreement (any such agreement being referred to herein as an "Agreement") specifies otherwise, the Committee may

         (1) cancel at any time any unexercised Option or Right; or

         (2) rescind any exercise of an Option or Right;

if the Participant is not in compliance with all other applicable provisions of the Agreement or the Plan or if, prior to any such exercise or within six months after such exercise, the Participant

         (i) engages in a Competing Business, as such term is defined in the Agreement; or

         (ii) solicits for employment, hires or offers employment to, or discloses information to or otherwise aids or assists any other person or entity other than the Company in soliciting for employment, hiring or offering employment to, any employee of the Company; or

         (iii) takes any action which is intended to harm the Company or its reputation, which the Company reasonably concludes could harm the Company or its reputation or which the Company reasonably concludes could lead to unwanted or unfavorable publicity to the Company;

         (iv) discloses to anyone outside the Company, or uses in other than the Company's business, any "confidential information", as such term is defined in the Agreement; or

         (v) is terminated by the Company for "cause".

     (b) Upon exercise of an Option or Right, the Participant shall certify on a form acceptable to the Committee that the Participant is in compliance with the terms and conditions of the Agreement and the Plan.

     (c) The Company shall immediately notify the Participant in writing of any cancellation of any unexercised Option or Right. Following issuance of such notice, the Participant shall have no further rights with respect to such Option or Right.

     (d) The Company shall notify the Participant in writing of any rescission of an exercise of an Option or Right within one year after the activity referred to in Part VI, Section 1(a). Within ten days after receiving such a notice from the Company, the Participant shall either (i) pay to the Company the excess of the fair market value of the Stock on the date of exercise of an Option over the exercise price for the Option or the fair market value of the Stock and/or cash distributed to the Participant as a result of the exercise of a Right or (ii) return the Stock received upon the exercise of an Option (in which case the Company will return the exercise price to the Participant) or return the Stock and/or cash distributed upon the exercise of a Right.

     (e) The term "cause" shall mean (i) an intentional act of fraud, embezzlement, theft or any other material violation of law in connection with the Participant's duties or in the course of the Participant's employment with the Company; or (ii) intentional damage to assets of the Company; or (iii) intentional disclosure of confidential information of the Company contrary to the policy of the Company; or (iv) breach of the Participant's obligations the Company; or (v) intentional engagement in any competitive activity which would constitute a breach of the Participant's duty of loyalty or of the Participant's obligations under any written contract of employment; or (vi) intentional breach of any policy of the Company; or (vii) the willful and continued failure by the Participant to substantially perform the Participant's duties with the Company (other than any such failure resulting from the Participant's incapacity due to physical or mental illness); or (viii) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise.

     2. AGREEMENT BY PARTICIPANT REGARDING DEDUCTION. The Participant shall agree and consent to a deduction from any amounts the Company owes to the Participant from time to time (including amounts owed as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed to the Participant by the Company) to the extent of the amounts the Participant owes the Company under this Part VI. Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount owned by the Participant, calculated as set forth in this Part VI, then the Participant agrees to pay immediately the unpaid balance to the Company.

MAY

The May Department Stores Company encourages you to take advantage of two convenient ways to vote your shares. You may vote your shares 24 hours a day, seven days a week, either over the Internet or using a touch-tone telephone. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you vote by Internet or telephone, you do not need to mail back your proxy card.

IF YOU VOTE OVER THE INTERNET, YOU MAY ALSO ELECT TO RECEIVE FUTURE ANNUAL REPORTS AND PROXY STATEMENTS VIA THE INTERNET.

INTERNET
--------
- Go to www.proxyvote.com.
- Have this proxy card in hand.
- Enter the Control Number located below.
- Follow the simple instructions.

TELEPHONE
---------
- Using a touch-tone telephone, dial 1-800-690-6903.
- Have this proxy card in hand.
- Enter the Control Number located below.
- Follow the simple recorded instructions.

MAIL
----
- Mark and sign the proxy card below.
- Detach the proxy card.
- Return the proxy card in the postage-paid envelope provided.


---------------------------------------------------------
ADMISSION TICKET
This is your Admission Ticket to May's 2003
Annual Meeting of Shareowners.
---------------------------------------------------------



Please mark all choices like this   /   /
------------------------------------------------------------------------------

Fold and detach Proxy Card here if you are not voting by Internet or telephone

MAY             The directors recommend a vote FOR items (a), (b) and (c).
                The directors recommend a vote AGAINST item (d).



ELECTION OF DIRECTORS:
(a)      (01) John L. Dunham, (02) Russell E. Palmer, (03) Michael R. Quinlan,
         (04) Joyce M. Roche, (05) William P. Stiritz

For      Withhold      For All    To withhold authority to vote, mark "For All
All      All           Except:    Except" and write the nominees's number on
                                  the line below.
/ /        / /         / /
                                  --------------------------------

DIRECTORS RECOMMEND A VOTE FOR ITEM (b).

                                                     For     Against   Abstain
(b)      Ratification of the appointment             / /       / /       / /
         of independent accountants.


DIRECTORS RECOMMEND A VOTE FOR ITEM (c).

                                                     For     Against   Abstain
(c)      Proposal to approve an amendment to         / /       / /       / /
         May's 1994 Stock Incentive Plan.


DIRECTORS RECOMMEND A VOTE AGAINST ITEM (d).

                                                     For     Against   Abstain
(d)      Proposal by a shareowner concerning         / /       / /       / /
         a classified board


--------------------------------------------------------

--------------------------------------------------------
Signature [PLEASE SIGN WITHIN BOX]                  Date


--------------------------------------------------------

--------------------------------------------------------
Signature (Joint Owners)                            Date

Fold and detach Proxy Card here if you are not voting by Internet or telephone
------------------------------------------------------------------------------

                                     PROXY
                       THE MAY DEPARTMENT STORES COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON MAY 23, 2003.

By signing this card, the undersigned appoints each of Eugene S. Kahn, Alan
E. Charlson, and Richard A. Brickson, as proxy, with full power of substitution, to vote all common shares of the undersigned in The May Department Stores Company at the May 23, 2003, annual meeting of shareowners, or when the meeting reconvenes if it is adjourned or postponed, on all subjects that may properly come before the meeting, subject to the directions on the other side of this card. This card is also the undersigned's voting instruction for any and all shares held of record by The Bank of New York for the undersigned's account in our Dividend Reinvestment Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

         O         FOR ELECTION OF ALL LISTED DIRECTOR NOMINEES,
         O         FOR PROPOSALS (b) AND (c), AND
         O         AGAINST PROPOSAL (d).

IF NO DIRECTIONS ARE GIVEN, AND THIS SIGNED CARD IS RETURNED, THE UNDERSIGNED UNDERSTANDS THAT THE PROXIES WILL VOTE IN ACCORDANCE WITH RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND IN EACH PROXY'S DISCRETION ON ANY OTHER MATTERS THAT ARE PROPERLY RAISED AT THE MEETING OR WHEN THE MEETING RECONVENES IF IT IS ADJOURNED OR POSTPONED. See "Proxy Statement - General - Other Matters" in May's proxy statement for the 2003 annual meeting.

THE NOMINEES FOR THE BOARD OF DIRECTORS ARE JOHN L. DUNHAM, RUSSELL E. PALMER, MICHAEL R. QUINLAN, JOYCE M. ROCHE, AND WILLIAM P. STIRITZ.

Please vote by Internet or telephone, or sign the other side of this card and return it promptly in the enclosed return envelope to: The May Department Stores Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

MAY

The May Department Stores Company encourages you to take advantage of two convenient ways to instruct the Trustee on how to vote your shares. You may give those instructions 24 hours a day, seven days a week through May 16, 2003, either over the Internet or using a touch-tone telephone. Your Internet or telephone instructions authorizes the Trustee to vote your shares in the same manner as if you marked, signed and returned your voting instruction card. If you give those instructions by Internet or telephone you do not need to mail back your voting instruction card.

IF YOU GIVE THOSE INSTRUCTIONS OVER THE INTERNET, YOU MAY ALSO ELECT TO RECEIVE FUTURE ANNUAL REPORTS AND PROXY STATEMENTS VIA THE INTERNET.

INTERNET
--------
- Go to www.proxyvote.com.
- Have this voting instruction card in hand.
- Enter the Control Number located below.
- Follow the simple instructions.

TELEPHONE
---------
- Using a touch-tone telephone, dial 1-800-690-6903.
- Have this voting instruction card in hand.
- Enter the Control Number located below.
- Follow the simple recorded instructions.

MAIL
----
- Mark and sign the voting instruction card below.
- Detach the voting instruction card.
- Return the voting instruction card in the postage-paid envelope provided.



Please mark all choices like this /   /
------------------------------------------------------------------------------

Fold and detach Voting Instruction Card here if you are not giving your instructions by Internet or Telephone


MAY               The directors recommend a vote FOR items (a), (b) and (c).
                  The directors recommend a vote AGAINST item (d).


ELECTION OF DIRECTORS:
(a)      (01) John L. Dunham, (02) Russell E. Palmer, (03) Michael R. Quinlan,
         (04) Joyce M. Roche, (05) William P. Stiritz

For      Withhold      For All    To withhold authority to vote, mark "For All
All      All           Except:    Except" and write the nominees's number on
                                  the line below.
/ /        / /         / /
                                  --------------------------------


DIRECTORS RECOMMEND A VOTE FOR ITEM (b).

                                                     For     Against   Abstain
(b)      Ratification of the appointment             / /       / /       / /
         of independent accountants.


DIRECTORS RECOMMEND A VOTE FOR ITEM (c).

                                                     For     Against   Abstain
(c)      Proposal to approve an amendment to         / /       / /       / /
         May's 1994 Stock Incentive Plan.


DIRECTORS RECOMMEND A VOTE AGAINST ITEM (d).

                                                     For     Against   Abstain
(d)      Proposal by a shareowner concerning         / /       / /       / /
         a classified board


--------------------------------------------------------

--------------------------------------------------------
Signature [PLEASE SIGN WITHIN BOX]                  Date


--------------------------------------------------------

--------------------------------------------------------
Signature (Joint Owners)                            Date

Fold and detach Voting Instruction Card here if you are not giving your instructions by Internet or telephone

------------------------------------------------------------------------------

CONFIDENTIAL VOTING INSTRUCTIONS TO THE BANK OF NEW YORK AS TRUSTEE UNDER THE MAY DEPARTMENT STORES COMPANY PROFIT SHARING PLAN

By signing this card, I appoint the Trustee to vote all shares of common stock of The May Department Stores Company represented by units credited to my account in the May Common Stock Fund of the Profit Sharing Plan and all shares of ESOP Preference Shares of the company credited to my account in the ESOP Preference Fund of the Profit Sharing Plan at the May 23, 2003 annual meeting of shareowners, or when the meeting reconvenes if it is adjourned or postponed, on all subjects that may properly come before the meeting, subject to the directions on the other side of this card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

         O         FOR ELECTION OF ALL LISTED DIRECTOR NOMINEES,
         O         FOR PROPOSALS (b) AND (c), AND
         O         AGAINST PROPOSAL (d).

IF NO DIRECTIONS ARE GIVEN, AND THIS SIGNED CARD IS RETURNED, I UNDERSTAND THAT THE TRUSTEE WILL VOTE IN ACCORDANCE WITH RECOMMENDATIONS OF THE BOARD OF DIRECTORS AND IN ITS DISCRETION ON ANY OTHER MATTERS THAT ARE PROPERLY RAISED AT THE MEETING OR WHEN THE MEETING RECONVENES IF IT IS ADJOURNED OR POSTPONED. See "Proxy Statement - General - Other Matters" in May's proxy statement for the 2003 annual meeting. If my voting instructions are not received by the Trustee on or before May 16, 2003, the Trustee will vote my shares in the same proportion as the other shares held by the Trustee are voted pursuant to instructions received from other participants in the Profit Sharing Plan.

THE NOMINEES FOR THE BOARD OF DIRECTORS ARE JOHN L. DUNHAM, RUSSELL E. PALMER, MICHAEL R. QUINLAN, JOYCE M. ROCHE, AND WILLIAM P. STIRITZ.

Please give your instructions by Internet or telephone, or sign the other side of this card and return it promptly in the enclosed return envelope to:
The May Department Stores Company, c/o ADP, 51 Mercedes Way, Edgewood, NY
11717.

                                   APPENDIX


     Page 10 of the printed proxy statement contains a Stock Performance Graph. The information contained within the graph is presented in a tabular format immediately following the graph.